SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, DC  20549




                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934



Date  of Report (Date of earliest event reported):  September  4, 1996


                         WATTS INDUSTRIES, INC.
      (Exact name of registrant as specified in charter)



           Delaware              0-14787          04-2916536
(State or other jurisdiction (Commission  (IRS Employer
 of     incorporation)           File Number)  Identification No.)



   Route  114 and Chestnut Street, North Andover, Massachusetts 01845
(Address    of    principal    executive     offices)        (Zip Code)



Registrant's telephone number, including area code:  (508)  688-1811


                 N/A
 (Former name or former address, if changed since last report.)






    Item 2. Acquisition or Disposition of Assets.

    On June 19, 1996, Watts Industries, Inc. and its wholly-owned subsidiary Watts Investment Company (collectively, the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Tyco International Ltd. and its wholly-owned subsidiaries Mueller Co. and Tyco Valves Limited (collectively, "Tyco"), providing for the sale to Tyco of the Company's Waterworks Valve Group, which includes its wholly-owned indirect subsidiaries Henry Pratt Company ("Pratt"), James Jones Company ("Jones") and Edward Barber & Co. Ltd. ("Barber"). On September 4, 1996, under the terms of the Agreement, the Company completed the sale of the Waterworks Valve Group to Tyco for a purchase price of $90.6 million in cash, subject to a post-closing adjustment. The purchase price was determined by arms-length negotiations between the Company and Tyco.

      Jones   is  headquartered  in  El  Monte,  California   and
manufactures fire hydrants, underground service valves and fittings used for applications between water mains and meters. Pratt is headquartered in Aurora, Illinois and manufactures AWWA butterfly valves as well as ball, plug and check valves used in the water distribution, water treatment and waste water markets. Barber is headquartered in Tottenham, England and manufactures valves, meter boxes and accessories for the European municipal water market. The Waterworks Valve Group had sales in excess of $85 million for the fiscal year ended June 30, 1996.

    Item 7. Financial Statements, Pro Forma Financial Information
and                     Exhibits.

             (b) Pro Forma Financial Information. Pro forma financial information required by this item is not presented herein because the equivalent information is included in the Company's financial statements for the year ended June 30, 1996, included in the Company's 1996 Annual Report on Form 10-K.

            (c) Exhibits.

                2.1 Stock Purchase Agreement dated as of June 19,
1996  by  and  among  Mueller  Co., Tyco  Valves  Limited,  Watts
Investment   Company,    Tyco  International   Ltd.   and   Watts
Industries, Inc. (filed herewith).*




     * The Registrant will supply to the Commission upon request copies of any omitted schedule or exhibit to Exhibit 2.1. A list of such omitted schedules is included herein.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WATTS INDUSTRIES, INC.



                                        By:    /s/   William  C. McCartney
                                       William C. McCartney, Vice
                                        President of Finance



Date:  September 18, 1996





                         EXHIBIT INDEX


EXHIBIT DESCRIPTION

2.1     Stock Purchase Agreement dated as of June 19, 1996 by and
among Mueller Co., Tyco Valves Limited, Watts Investment Company,
Tyco   International  Ltd.  and  Watts  Industries,  Inc.  (filed herewith)





                         EXHIBIT 2.1

                    STOCK PURCHASE AGREEMENT

                          by and among

              MUELLER CO. and TYCO VALVES LIMITED

                           as Buyers,

                    WATTS INVESTMENT COMPANY

                           as Seller,

                              and

                     WATTS INDUSTRIES, INC.

                              and

                    TYCO INTERNATIONAL LTD.




                   Dated as of June 19, 1996


                    STOCK PURCHASE AGREEMENT


                             INDEX

                                                             Page

SECTION 1.  PURCHASE AND SALE OF SHARES            	  2
     1.2  Purchase Price; Payment and Intercompany Adjustments  2
     1.3  Determination of Inventory                          		  2
     1.4  Purchase Price Adjustment                             3
     1.5  Closing                                               4
     1.6  GAAP Defined                                          4
     1.7  Accounts Receivable and Notes                         5

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF SELLER AND WATTS     5
     2.1  Making of Representations and Warranties of Seller and
Watts     5
     2.2  Organization                                          5
     2.3  Organization and Qualification of the Companies       6
     2.4  Capital Stock of the Companies                        6
     2.5  No Conflict                                           6
     2.6  Financial Statements                                  7
     2.7  Absence of Certain Changes                            7
     2.8  Contracts                                             9
     2.9  Intellectual Property Rights                          9
     2.10 Real Properties                                       9
     2.11 Litigation                                           10
     2.12 Labor Matters                                        10
     2.13 Employee Benefit Programs                            11
     2.14 Consents                                             13
     2.15 Compliance with Laws                                 14
     2.16 Environmental Matters                                14
     2.17 Tax Matters                                          15
     2.18 Permits and Approvals                                15
     2.19 Government Contracts                                 16
     2.20 Affiliate Contracts                                  16
     2.21 Brokers                                              16
     2.22 Insurance                                            16
     2.23 Product Warranty                                     16
     2.24 Powers of Attorney                                   16
     2.25 Bank Accounts; Safe Deposit Boxes                    17
     2.26 Guaranties                                           17
     2.27 Certain Business Relationships with the Companies    17
     2.28 Restrictions on Business Activities                  17
     2.29 Non-Foreign Status                                   17
     2.30 Tianjin Tanggu Watts Valve Company Ltd               17
     2.31 Jones' Payments                                      18

SECTION 3.     COVENANTS OF SELLER AND WATTS                   18
     3.1  Making of Covenants and Agreements                   18
     3.2  Conduct of Business Prior to the Closing             18
     3.3  Consents and Approvals                               20
     3.4  Tianjin Tanggu Watts Valve Company Ltd               21
     3.5  Availability of Records and Personnel                22
     3.6  Non-Competition Agreement                            22
     3.7  Further Action                                       22
     3.8  Waiver of Preemptive Rights                          22
     3.10 Certain Filings                                      23
     3.11 Pratt Existence                                      23

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYERS AND TYCO.     23
     4.1  Representations and Warranties of Buyers and Tyco    23
     4.2  Organization and Authority                           23
     4.3  No Conflict                                          23
     4.4  Consents                                             24
     4.5  Litigation.  There are no claims                     24
     4.6  Private Placement                                    24
     4.7  Brokers                                              24

SECTION 5.                                    COVENANTS OF BUYERS     25
     5.1  Making of Covenants and Agreements                   25
     5.2  Consents and Approvals                               25
     5.3  Availability of Records and Personnel                25
     5.4  Confidentiality                                      26
     5.5  Use of Names                                         26
     5.6  Further Action                                       26
     5.7  Insurance                                            26
     5.8  Pratt Matters                                        26
     5.9  Certain Filings                                      27
     5.10 Non-Solicitation                                     27

SECTION 6.                                             CONDITIONS     27
     6.1  Conditions to Obligations of Seller and Watts        27
     6.2  Conditions to Obligations of Buyers and Tyco         28

SECTION 7.                                            TERMINATION     29
     7.1  Termination                                          29
     7.2  Effect of Termination                                30

SECTION 8.             EMPLOYEES, PENSION AND OTHER BENEFIT PLANS     30
     8.1  Bargaining Agreements                                30
     8.2  Employees                                            31
     8.3  Benefit Plans Assumed by Buyers                      31
     8.4  Other Benefit Programs                               32
     8.5  401(k) Plan                                          32
     8.6  Bonus Reserves                                       32
     8.7  Payments to Mr. Jones                                32
     8.8  Stock Option Plan                                    32

SECTION 9.  TAX MATTERS                                        33
     9.1  Tax Indemnities                                      33
     9.2  Refunds and Tax Benefits                             34
     9.3  Contests                                             35
     9.4  Preparation of Tax Returns                           35
     9.5  Cooperation and Exchange of Information              35
     9.6  Transfer Taxes                                       36
     9.7  Miscellaneous                                        36

SECTION 10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES,
           COVENANTS AND AGREEMENTS                            36

SECTION 11.  INDEMNIFICATION                                   37
     11.1 Indemnification by Watts                             37
     11.2 Limitations on Indemnification by Watts              37
     11.3 Indemnification by Tyco                              39
     11.4 Limitations on Indemnification by Tyco               39
     11.5 Notice; Defense of Claims                            40
     11.6 Tax Benefits                                         42

SECTION 12.  MISCELLANEOUS                                     42
     12.1 Fees and Expenses                                    42
     12.2 Governing Law                                        42
     12.3 Notices                                              42
     12.4 Guaranty of Obligations                              44
     12.5 Waiver of Environmental Claims                       44
     12.6 Public Announcements                                 44
     12.7 Severability                                         44
     12.8 No Third-Party Beneficiaries                         44
     12.9 Entire Agreement                                     45
     12.10                                            Projections     45
     12.11                          Assignability; Binding Effect     45
     12.12                                    Captions and Gender     45
     12.13                              Execution in Counterparts     45
     12.14                                             Amendments     46
     12.15                                Consent to Jurisdiction     46
     12.16                                Currency Exchange Rates     46
     12.17                                   Waiver of Jury Trial     46
     12.18                                              Schedules     46
     12.19                                            Federal Law     46

                    STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of
June 19, 1996 by and among TYCO INTERNATIONAL LTD., a Massachusetts corporation ("Tyco"), MUELLER CO., an Illinois corporation ("Mueller"), TYCO VALVES LIMITED, an English company ("U.K. Co.") (Mueller and U.K. Co. are sometimes referred to together herein as "Buyers" and individually as a "Buyer"), WATTS INVESTMENT COMPANY, a Delaware corporation ("Seller"), and WATTS INDUSTRIES, INC., a Delaware corporation ("Watts").

     WHEREAS, Seller owns all of the issued and outstanding shares of Common Stock, par value $.01 per share, of Henry Pratt
Company (the "Pratt Shares"), a Delaware corporation ("Pratt");

     WHEREAS, Seller owns all of the issued and outstanding shares of Common Stock, par value $100.00 per share, of James
Jones Company (the "Jones Shares"), a California corporation
("Jones");

     WHEREAS, Seller owns all of the issued and outstanding ordinary shares of British Pounds 1 each (provided that Watts holds one such share as nominee for Seller) and preferred ordinary shares of British Pounds 1 each of Edward Barber (UK) Limited (collectively, the "Barber
Shares" and, together with the Pratt Shares and the Jones Shares, the "Shares"), an English company ("Barber");

     WHEREAS, Barber owns all of the issued and outstanding ordinary shares of British Pounds 1 each (provided that Seller holds one such share as nominee for Barber) and preferred ordinary shares of British Pounds 1 each of Edward Barber & Company, Ltd., (collectively, the "EBCO
Shares"), an English company ("EBCO") (Pratt, Jones, Barber and
EBCO are sometimes referred to collectively herein as the "Companies" and individually as a "Company");

     WHEREAS, Seller desires to sell to Buyers and Buyers desire to purchase from Seller, the Shares, upon the terms and subject to the conditions set forth herein;

     WHEREAS, Tyco, as an inducement to Watts and Seller to enter into the transactions contemplated hereby, has agreed to guaranty the obligations of Buyers; and

     WHEREAS, Watts, as an inducement to Buyers and Tyco to enter into the transactions contemplated hereby, has agreed to guaranty the obligations of Seller.

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:


SECTION 1.  PURCHASE AND SALE OF SHARES.

     1.1  Transfer of Shares.  At the Closing (as defined in
Section 1.5 hereof), Seller shall deliver or cause to be delivered (a) to Mueller certificates representing the Pratt Shares and the Jones Shares and (b) to U.K. Co. certificates representing the Barber Shares, in each case duly endorsed in blank or accompanied by stock powers or stock transfers, as applicable, duly executed in blank.

     1.2  Purchase Price; Payment and Intercompany Adjustments.
The aggregate purchase price for the Pratt Shares, the Jones
Shares and the Barber Shares shall be an amount equal to U.S.
$88,000,000 (as adjusted pursuant to Section 1.4 hereof, the "Purchase Price"). At the Closing, Buyers shall deliver to
Seller U.S. $88,000,000, plus or minus, as applicable, the Closing Adjustment Amount (as defined in Section 1.4.1 hereof), by wire transfer of immediately available funds, to an account or accounts designated by Seller in writing. Each of the parties hereto agrees that the Purchase Price shall be allocated among the Pratt Shares, the Jones Shares and the Barber Shares as set forth on Schedule 1.2 attached hereto. Prior to the Closing, Watts and Seller shall (i) satisfy or cause to be satisfied the British Pounds 1,000,000 loan from EBCO to Watts Industries Europe B.V. and
(ii) cancel, or cause to be canceled, the net amount of all intercompany debt (other than the loan referenced in clause (i)) between Watts, Seller or any direct or indirect subsidiary of Watts or Seller (other than the Companies), on the one hand, and any Company on the other.

     1.3 Determination of Inventory. The quantity and valuation of the inventory of the Companies (the "Inventory") shall be determined as follows:

          (a) The value of the Inventory as of the Closing Date shall be determined from the books and records of the Companies. A physical inventory shall commence on the Closing Date and be completed as promptly as practicable thereafter, the books and records of the Companies shall be adjusted for Inventory quantities as of the Closing Date, and such Inventory shall be valued in accordance with paragraph (b) of this Section 1.3. Such physical inventory shall be conducted by employees of the Companies jointly with Seller's representatives at Seller's expense and Buyers' representatives at Buyers' expense.

          (b) The Inventory reflected on the Contract Net Worth Statement (as defined in Section 1.4.1 hereof), the Estimated Net Worth Statement (as defined in Section 1.4.1 hereof) and the Actual Net Worth Statement (as defined in Section 1.4.4 hereof) shall be valued at the lower of cost or market on a first-in, first-out basis in accordance with GAAP (as defined in Section
1.6 hereof). Any disagreement regarding the quantity or value of the Inventory, or both, shall be resolved in the manner and at the time described in Section 1.4.4 hereof. Subject to the inventory valuation reserves to be set forth in the Estimated Net Worth Statement, (i) the Inventory of the Companies is merchantable and fit for the purpose for which it was produced or manufactured, (ii) none of such Inventory is slow moving or obsolete, in each case, in accordance with the policies of the Companies, the terms of which have been disclosed to Tyco, and
(iii) the Inventory of the Companies is usable or salable in the ordinary course of business of the Companies as heretofore conducted.

     1.4  Purchase Price Adjustment.

          1.4.1 Closing Purchase Price Adjustment. For purposes of this Agreement, "Net Worth" means, with respect to any Company, (i) the sum of all assets of such Company minus (ii) the sum of all liabilities of such Company, calculated in accordance with GAAP. For purposes of this Agreement, "Estimated Net Worth" means the estimated Net Worth of the Companies at the Closing Date based on the combined balance sheets of the Companies as of the end of the month immediately preceding the month in which the Closing occurs. The Purchase Price will be adjusted dollar for dollar on the Closing Date to the extent that the Estimated Net Worth, as jointly calculated, set forth in a statement (the "Estimated Net Worth Statement") and agreed to by Watts and Tyco at least two business days prior to the Closing Date, differs from the Net Worth of the Companies at March 31, 1996 (the "Contract Net Worth") shown upon the statements set forth in Schedule 1.4.1 attached hereto and made a part hereof (the "Contract Net Worth Statement"). For purposes of this Agreement, the term "Closing Adjustment Amount" means an amount, whether a positive or negative number, equal to the difference between the Estimated Net Worth minus the Contract Net Worth.

          1.4.2 Post-Closing Purchase Price Adjustment. The Purchase Price will be adjusted dollar for dollar following the Closing Date as provided in this Section 1.4.2. For purposes of this Agreement, the term "Post-Closing Adjustment Amount" means an amount, whether a positive or negative number, equal to the difference between the Actual Net Worth (as defined below) minus the Estimated Net Worth. If the Estimated Net Worth is greater than the actual Net Worth of the Companies at the Closing Date (the "Actual Net Worth") as shown upon the Actual Net Worth Statement as finally determined pursuant to Section 1.4.4 hereof, then Seller shall pay to Tyco an amount equal to the Post-Closing Adjustment Amount, and the Purchase Price shall be reduced accordingly. If the Actual Net Worth is greater than the Estimated Net Worth, then Tyco shall pay to Seller an amount equal to the Post-Closing Adjustment Amount, and the Purchase Price shall be increased accordingly. Payment shall be made in immediately available funds by the party obligated to make such payment not more than five business days following the determination of the Actual Net Worth pursuant to Section 1.4.4 hereof and the amount of such payment shall bear interest from the Closing Date through and including the date of payment at the rate published in the Wall Street Journal from time to time as the commercial bank prime rate (the "Prime Rate"), which rate shall be adjusted as of the date of each change in the Prime Rate.

          1.4.3 Format for Net Worth Statements. Except for cash and except for inventory reserves and certain pension assets and liabilities (as addressed in the letter dated June 18, 1996 from Watts to Tyco), the Actual Net Worth Statement and the Estimated Net Worth Statement shall be prepared on the same basis as the Contract Net Worth Statement, in accordance with GAAP (as defined in Section 1.6 hereof).

          1.4.4 Delivery of Actual Net Worth Statement and Dispute Resolution Procedures. Tyco will furnish to Watts not later than 45 days after the Closing Date a statement showing the Actual Net Worth (the "Actual Net Worth Statement"). Tyco will give Watts and its accountants and attorneys reasonable access to the premises of the Companies, to their respective books, records, and work papers, and to the appropriate personnel of Tyco, Buyers and the Companies for purposes of confirming the Actual Net Worth Statement. Unless Watts notifies Tyco in writing that it disagrees with the Actual Net Worth Statement within 30 days after Watts' receipt thereof, the Actual Net Worth Statement shall be conclusive and binding on all parties hereto and not subject to dispute or review. If Watts notifies Tyco in writing of its disagreement with the Actual Net Worth Statement within such 30-day period, then Watts and Tyco shall attempt to resolve their differences with respect thereto within 30 days after Tyco's receipt of Watts' written notice of disagreement. Any dispute regarding the Actual Net Worth Statement not resolved by Watts and Tyco within such 30-day period will be resolved by an accounting firm mutually acceptable to both parties or, in the absence of agreement, by an accounting firm of national reputation selected by lot after eliminating Tyco's principal outside accountants and Watts' principal outside accountants and one additional firm designated as objectionable by each of Tyco and Watts. The parties will engage the accounting firm within seven days after such 30-day period. The determination by the accounting firm so selected of the Actual Net Worth Statement and the Actual Net Worth (with such modifications therein, if any, as reflect such determination) shall be conclusive and binding upon all parties hereto and not subject to dispute or review. The fees and expenses of such accounting firm in acting (in the event of a dispute) under this Section 1.4.4 shall be shared equally by Watts and Tyco.

     1.5 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the "Closing") to be held at a location mutually agreed upon by the parties hereto, beginning at 10:00 A.M. on the date (the "Closing Date") which is three (3) business days following the later of (a) the expiration or termination of the applicable waiting period under the HSR Act (as defined in Section 3.3 hereof) and (b) the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Section 6 hereof. Notwithstanding anything in
Section 7.1 hereof to the contrary, in the event all conditions to Closing have been satisfied or waived on or prior to the applicable termination date specified therein, then neither party shall be entitled to exercise its right of termination as contemplated therein by reason of the fact that this Section 1.5 contemplates that the Closing shall occur three (3) business days after satisfaction or waiver of all such conditions, such provision being included for the convenience of the parties and their counsel in connection with the Closing.

     1.6 GAAP Defined. For purposes of this Agreement, "GAAP" means, with respect to Pratt and Jones, United States generally accepted accounting principles in accordance with the relevant Company's past practice and procedure, and with respect to EBCO and Barber, accounting conventions, standards, principles and practices generally accepted in the United Kingdom in accordance with the relevant Company's past practice and procedure, in each case with the exceptions set forth in Schedule 1.6 hereto, consistently applied.

     1.7 Accounts Receivable and Notes. All notes and accounts receivable of each of the Companies are reflected properly on its books and records, are valid and existing receivables which arose in the ordinary course of business and are subject to no refunds or other adjustments and to no defenses, rights of set off, assignments, restrictions, encumbrances, conditions enforceable by third parties, or counterclaims, are current and collectable, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve set forth in the Contract Net Worth Statement.


SECTION 2.     REPRESENTATIONS AND WARRANTIES OF SELLER AND WATTS

     2.1 Making of Representations and Warranties of Seller and Watts. Seller represents and warrants to Buyers as set forth in this Section 2. Watts represents and warrants to Buyers as set forth in Sections 2.2, 2.4, 2.5, 2.6, 2.7, 2.13, 2.14, 2.17,
2.20, 2.21, 2.22 and 2.27 solely with respect to itself. For purposes of this Section 2, (a) "Material Adverse Effect" means any change in, effect on, or circumstance that, individually or when taken together with all other changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect is materially adverse to the business, assets (including intangible assets), results of operations or financial condition of the Companies, taken as a whole and (b) "Seller's knowledge" or words of similar import means the actual knowledge of the executive officers of Watts, Pratt, Jones, Barber and EBCO which are listed on Schedule 2 attached hereto.

     2.2 Organization and Authority of Seller and Watts. Each of Seller and Watts is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and Watts, the performance by Seller and Watts of their respective obligations hereunder and the consummation by Seller and Watts of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller and Watts. This Agreement has been duly executed and delivered by Seller and Watts, and (assuming due authorization, execution and delivery by each Buyer and Tyco) this Agreement constitutes a legal, valid and binding obligation of Seller and Watts enforceable against Seller and Watts in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3 Organization and Qualification of the Companies. Each of the Companies is a corporation duly organized, validly existing and, with respect to Pratt and Jones, in good standing under the laws of the jurisdiction of its incorporation and each of the Companies has all necessary corporate power and authority to own or lease its properties and assets and to conduct its business as currently conducted. Each Company is duly qualified as a foreign corporation to do business, and is in good standing, in the jurisdictions set forth in Schedule 2.3 hereto with respect to such Company, if any. Except for the jurisdictions set forth in Schedule 2.3 hereto with respect to each Company, if any, there is no jurisdiction where the character of the properties owned, operated or leased or the nature of the activities conducted by such Company requires such qualification, except for such failures to qualify which would not have a Material Adverse Effect. Each of the Companies has delivered to Buyers complete and correct copies of its charter documents and by-laws. None of the Companies is in default or in violation of any provision of its charter or by-laws.

     2.4 Capital Stock of the Companies. The Pratt Shares, the Jones Shares, the Barber Shares and the EBCO Shares constitute all of the issued and outstanding shares of capital stock or share capital, as applicable, of Pratt, Jones, Barber and EBCO, respectively. The Pratt Shares, the Jones Shares, the EBCO Shares and the Barber Shares have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. Seller owns the Shares free and clear of all pledges, security interests, encumbrances, adverse claims and all other liens, provided that Watts holds one ordinary share of Barber as nominee for Seller. Barber owns the EBCO Shares free and clear of all pledges, security interests, encumbrances, adverse claims and all other liens, provided that Seller holds one ordinary share of EBCO as nominee for Barber. There are no outstanding options, warrants, rights, commitments, preemptive rights, (except with respect to the Barber Shares and the EBCO Shares) purchase rights, subscription rights, exchange rights or any other contract or agreement of any kind for the issuance or sale of, or outstanding securities convertible into, any additional (a) shares of capital stock of any class of Pratt or Jones or (b) share capital of Barber or EBCO. There are no voting trusts, voting agreements, proxies or other agreements, obligations, instruments or undertakings with respect to the voting or transfer of the Pratt Shares, the Jones Shares, the Barber Shares or the EBCO Shares, provided that Watts holds one ordinary share of Barber as nominee for Seller and Seller holds one ordinary share of EBCO as nominee for Barber. Except for EBCO, which is a wholly-owned subsidiary of Barber (provided that Seller holds one ordinary share of EBCO as nominee for Barber), no Company has any subsidiaries or ownership interests in other entities.

     2.5 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 2.14 hereof and Schedule 2.14 hereto have been obtained or taken, the execution, delivery and performance by Seller and Watts of this Agreement and each agreement contemplated hereby to which Seller and/or Watts is a party do not and will not (a) conflict with, violate or constitute a default under any provision of the charter documents, memorandum and articles of association or by-laws, as amended, of Seller, Watts or any of the Companies,
(b) conflict with or violate any federal, state or local law, rule, statute, regulation or ordinance applicable to Seller or Watts or any order, writ, injunction or decree of any court or governmental instrumentality applicable to Seller or Watts, except as would not have a Material Adverse Effect or (c) result in any material lien or encumbrance on the Shares or the EBCO Shares or result in any breach of, or constitute a default under, or result in any right of acceleration or termination of, any note, bond, mortgage, indenture, contract, agreement or instrument to which Seller, Watts, or any Company is a party or by which any of the assets of the Companies is bound, except as would not have a Material Adverse Effect or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

     2.6  Financial Statements.  Attached hereto as
Schedule 1.4.1 is the Contract Net Worth Statement and the unaudited income statement of each of Pratt, Jones and Barber (as consolidated with EBCO) for the nine-month period ended March 31, 1996 (together with the Contract Net Worth Statement, the "Financial Statements"). The Financial Statements were prepared consistently using practices, procedures and policies which are consistent with GAAP. The Financial Statements were prepared for use in connection with the preparation of the consolidated financial statements of Watts.

     2.7  Absence of Certain Changes.

          (a) Except as disclosed in Schedule 2.7 hereto, since the date of the Contract Net Worth Statement, the business of each Company has been conducted in the ordinary course and consistent with past practice.

          (b) Except as disclosed in Schedule 2.7 hereto, since the date of the Contract Net Worth Statement, there has not been with respect to any Company:

               (i)  any Material Adverse Effect;

               (ii) except in the ordinary course of business, any material mortgage, pledge, lien, security interest or other encumbrance placed on any of the properties of such Company which remains in existence on the date hereof;

               (iii)     except in the ordinary course of
business, any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, including without limitation any liability for nonperformance or termination of any contract, incurred by such Company the aggregate value of which exceeds $250,000;

               (iv) except in the ordinary course of business, any purchase, sale, lease, transfer, assignment, distribution or other disposition of any of the fixed assets of such Company having an aggregate value exceeding $250,000;

               (v) any damage, destruction or loss affecting the properties, assets or business of such Company which has had a Material Adverse Effect;

               (vi) except in the ordinary course of business
(A) any establishment of or increase in any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, any grant of any stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plans, (B) any change in the compensation payable or to become payable by such Company to any of its officers or key employees, other than normal merit increases in accordance with its usual practices, or (C) any bonus payment or arrangement made to or with any of such officers or employees;

               (vii)     any material change in accounting
methods or practices, used by such Company, other than such changes required to be implemented by United States generally accepted accounting principles or accounting conventions, standards, principles and practices generally accepted in the United Kingdom;

               (viii)    any acquisition by such Company (by
merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof;

               (ix) except in the ordinary course of business or in connection with the transactions contemplated hereby, any disposal or lapse of any rights in, or for the use of any of the Intellectual Property Rights (as defined in Section 2.9 hereof) or any disclosure to any person not an employee, or other disposition of, any customer lists by such Company; or

               (x) any agreement or understanding, whether in writing or otherwise, for such Company to take any of the actions specified in subparagraphs (i) through (ix).

          (c)  Since the date of the Contract Net Worth
Statement, except as set forth in Schedule 2.7 hereto, neither
Seller nor Watts has with respect to any of the Companies:

               (i) authorized for issuance, issued, delivered or sold any equity securities of any Company, altered the terms of any outstanding securities issued by any Company or increased the indebtedness for borrowed money of any Company; or

               (ii) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise) in respect of any of the Shares or the EBCO Shares, or redeemed, purchased or otherwise acquired any of the Shares or the EBCO Shares, any securities convertible into or exchangeable for any Shares or the EBCO Shares, or any options, warrants or other rights to purchase or subscribe to any of the foregoing (and no dividends are or will be owed to any holder of the Shares or the EBCO Shares).

     2.8 Contracts. Except as set forth in Schedule 2.8 hereto, none of the Companies is a party to, or bound by, any contract under which it is obligated to expend more than $200,000 in any twelve-month period and which is not subject to cancellation by it, on not more than 30 days' notice without material penalty. There is no default by any Company or any state of facts which with notice or lapse of time or both would constitute a default by any Company in the performance of any obligation to be paid or performed under any agreement, contract, lease, mortgage, indenture, security agreement, loan agreement, note or employment agreement to which such Company is a party, and none of the Companies has received written notice of such a default, except for such defaults which would not have a Material Adverse Effect. To Seller's knowledge, no party other than any Company is in material default under any agreement, contract, lease, mortgage, indenture, security agreement, loan agreement, note or employment agreement to which any Company is a party.

     2.9  Intellectual Property Rights.  Except as set forth in
Schedule 2.9 hereto, each Company has the rights to use, free and clear, to Seller's knowledge, of any lien or other encumbrance, all material patents, patent applications, trademarks, trademark applications, service marks, service names, trade names, brand names, logos, copyrights, licenses, computer software and rights (collectively, the "Intellectual Property Rights") which are necessary for the operation of its business. All of the patents, patent applications, trademarks and trademark applications included in the Intellectual Property Rights are listed on
Schedule 2.9 hereto. Except as set forth in Schedule 2.9 hereto, to Seller's knowledge, the use of the Intellectual Property Rights by the Companies does not conflict with the intellectual property rights of any other person. Except as set forth in
Schedule 2.9 hereto, there is no claim or demand of any person pertaining to, or any proceeding pending or, to Seller's knowledge, threatened, which challenges the rights of any of the Companies in respect of the Intellectual Property Rights. To Seller's knowledge, none of the Intellectual Property Rights is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency. To Seller's knowledge, no products currently manufactured by any of the Companies, infringe any intellectual property rights held, owned or used by any third party and, to Seller's knowledge, none of the Intellectual Property Rights held, owned or used by any of the Companies are being infringed upon by others or used by others, whether or not such use constitutes infringement, or has been the subject of dispute, whether or not resulting in litigation, except for orders, rulings, decrees, judgments, stipulations, alleged infringements or disputes set forth in Schedule 2.9 hereto.

     2.10 Real Properties. Schedule 2.10 hereto sets forth a complete and correct list of all real property owned by each of the Companies and lists any lease pursuant to which each of the Companies lease real property as lessee or lessor. Each of the Companies has or will have at the Closing (a) good and valid title to all of the real property listed in Schedule 2.10 hereto owned by it, and (b) valid leasehold interests in all real properties listed in Schedule 2.10 hereto as leased by it, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections other than (i) those listed in Schedule 2.10 hereto, (ii) liens for current taxes, assessments or governmental charges not yet due and delinquent and (iii) those which do not, individually or in the aggregate, materially interfere with the use of the real properties or materially detract from their value. Each of the Companies enjoys peaceful and undisturbed possession under all real property leases listed in Schedule 2.10 hereto. The ownership or lease of real property by each of the Companies or the use thereof, as presently used by each of the Companies, does not violate any local zoning or similar land use laws or governmental regulations, except where such violation would not have Material Adverse Effect. None of the Companies is in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting the real property owned or leased by each of the Companies, except where such violation or noncompliance would not have a Material Adverse Effect. There is no condemnation pending or, to Seller's knowledge, threatened, affecting the real property owned or, to Seller's knowledge, leased by any of the Companies.

     2.11 Litigation. Except as set forth in Schedule 2.11 hereto, there are no claims, actions, proceedings or investigations pending or, to Seller's knowledge, threatened, against Seller or any Company or any of the assets or properties of Seller or any Company, before any court, arbitrator or administrative, governmental or regulatory authority or body which are reasonably likely to have a Material Adverse Effect or to materially impair the ability of Seller to consummate the transactions contemplated by this Agreement, and there are no orders, writs, injunctions or decrees currently in force against the Companies or the directors, officers, or, to Seller's knowledge, agents or employees of the Companies with respect to the conduct of the Companies' respective businesses.

     2.12 Labor Matters.

          (a) As of the date hereof, there are no pending or, to the actual knowledge of the executive officers of Watts listed on
Schedule 2.12 hereto, threatened resignations with respect to the senior management of any Company, nor has any Company received any notice concerning any prospective resignation with respect to the senior management of such Company. Except as disclosed in
Schedule 2.12 or as would not have a Material Adverse Effect, there are no currently pending or, to Seller's knowledge, threatened, employment contract disputes, labor disturbances, claims alleging wrongful termination of employment or violations of local, state or federal employment practice laws (including without limitation the Fair Labor Standards Act and state wage and hour or applicable foreign legislation) involving any employee of any Company.

          (b) Except as set forth in Schedule 2.12 hereto, there are no (i) labor strikes, slowdowns, representation campaigns or work stoppages with respect to employees of any of the Companies pending or, to Seller's knowledge, threatened, against or affecting any of the Companies, (ii) pending formal written grievances or arbitration proceedings arising out of collective bargaining agreements to which any of the Companies is a party,
(iii) unfair labor practice complaints pending or, to Seller's knowledge, threatened, against any of the Companies, or (iv) collective bargaining agreements or other labor union contracts applicable to persons currently employed by any of the Companies and, to Seller's knowledge, there are no activities or proceedings of any labor union to organize any such employees.

     2.13 Employee Benefit Programs.

          (a) Schedule 2.13 lists every U.S. Employee Program (as defined below) and U.K. Employee Program (as defined below) and every other Employee Program (as defined below) currently maintained by Watts and in which any employee or former employee of any Company (or any of their spouses, dependents or beneficiaries) participates as of the Closing Date.

          (b) Each U.S. Employee Program has been administered in material compliance with its terms and with all filings, reporting, disclosure, and other requirements of ERISA (as defined below) and the Internal Revenue Code of 1986, as amended
(the "Code").   Each U.S. Employee Program (together with its
related funding instrument) that is an employee pension benefit plan is qualified under Section 401 of the Code and the regulations issued thereunder, and each such U.S. Employee Program and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such U.S. Employee Program and funding instrument are so qualified and no event has occurred which would adversely affect the qualified status of such Employee Program.

          (c) Except as set forth on Schedule 2.13 hereto, there has been no material failure of any Company to comply with any laws applicable to any Employee Program since the date such Company was acquired (the "Acquisition Date") by Watts or an affiliate of Watts. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than routine claims for benefits) is pending or, to Seller's knowledge, threatened, with respect to any such Employee Program. Except as set forth on Schedule 2.13 hereto, to Seller's knowledge, there was no material failure by any Company to comply with any laws applicable to any Employee Program prior to the Acquisition Date.

          (d) Except as set forth on Schedule 2.13 hereto, no Company has incurred any liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has not been paid in full prior to the Closing. There is no "accumulated funding deficiency" (whether or not waived) with respect to any U.S. Employee Program which is subject to Section 412 of the Code or Section 302 of ERISA. With respect to any U.S. Employee Program, except as set forth on Schedule 2.13 hereto, there has since the Acquisition Date been no (nor will there be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of Section 4043 of ERISA or the regulations thereunder, for which the 30-day notice requirement is not waived under 29 C.F.R. Part 2615 or
(ii) prohibited transaction (as defined in Section 4975(c)(i) of the Code or Section 406 of ERISA) for which no exemption exists under Sections 4975(d) or 4975(c)(2) of the Code or Section 408 of ERISA. To Seller's knowledge, except as set forth on
Schedule 2.13 hereto, no event of a type described in the preceding sentence occurred with respect to any U.S. Employee Program prior to the Acquisition Date. Since the Acquisition Date, there has been no (nor will there be any as a result of the transaction contemplated by this Agreement) event or condition which presents a material risk of plan termination or any other event that may cause any Company to have a lien imposed on its assets or incur a liability under Title IV of ERISA, including any liability which may result due to an "accumulated funding deficiency" and would have a Material Adverse Effect. To Seller's knowledge, except as set forth on Schedule 2.13 hereto, no event of a type described in the preceding sentence occurred prior to the Acquisition Date which would have a Material Adverse Effect.

          (e) Except as set forth on Schedule 2.13 hereto, no Company since the Acquisition Date (i) has maintained any Multiemployer Plan or (ii) except with respect to severed employees who receive continuation of medical, dental and life insurance coverage pursuant to severance agreements, has ever provided health care or any other non-pension benefits to any employees, their spouses, dependents or beneficiaries after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide or is otherwise liable for such post-termination benefits. To Seller's knowledge, prior to the Acquisition Date no Company
(i) maintained a Multiemployer Plan or (ii) provided health care or any other non-pension benefits to any employees, their spouses, dependents or beneficiaries after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or ever promised to provide such post-termination benefits.

          (f) In respect to each U.K. Employee Program, each such Program that is an occupational pension scheme is approved and in full compliance with the Pension Scheme Office and that pension scheme accounts have been audited up to November 30,1994 and have not been qualified in any way.

          (g) In respect to the EBCO Pension Scheme, there is no right to receive an unreduced pension before age 65 for service prior to the May 17, 1990 for male members in service on November
7, 1987 who terminated service prior to September 1, 1995.

          (h) The Companies have no (i) employees located outside of the U.S. and the U.K. and (ii) Employee Programs covering employees outside of the U.S. and the U.K.

          (i) Except as provided in Schedule 2.13 hereto, no additional benefits or payments are due or payable at any time under any Employee Program simply as a result of the transactions contemplated by this Agreement.

          (j) For purposes of this Section 2.13 and Section 8 hereof:

               (i) "Employee Program" means (A) all employee benefit plans within the meaning of Section 3(3) of ERISA, including, but not limited to, multiple employer welfare arrangements (within the meaning of Section 3(40)) of ERISA, plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, severance pay policies or agreements, employment agreements, deferred compensation agreements, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Section 501(c)(9) of the Code, each reference to such Employee Program shall include a reference to such organization.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

               (iii)     An entity is an "Affiliate" of any
Company if, at the relevant time, it would have been considered a single employer with such Company under Section 4001(b) of ERISA or part of the same "controlled group" as such Company for purposes of Section 302(d)(8)(C) of ERISA.

               (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

               (v)  "U.S. Employee Program" means an Employee
Program sponsored by Pratt or Jones which covers U.S. employees.

               (vi) "U.K. Employee Program" means an Employee
Program sponsored by EBCO or Barber which covers U.K. employees.

     2.14 Consents. The execution and delivery by Seller and Watts of this Agreement and each agreement contemplated hereby to which Watts and/or Seller is a party do not, and the performance of this Agreement and each such other agreement by Seller and Watts will not, require any notice to, filing with, authorization of, exemption by, or consent of, any person, entity or public or governmental authority except, (a) as described in Schedule 2.14 hereto; (b) the notification requirements of the HSR Act and
(c) where failure to obtain such consent, exemption or authorization or to make such notice or filing would not prevent Seller from performing its obligations under this Agreement and would not have a Material Adverse Effect.

     2.15 Compliance with Laws.  Except as set forth on Schedule
2.15 attached hereto, none of the Companies is in violation of any law, statute, ordinance, order, rule or regulation applicable to it or its properties, except for violations the existence of which would not have a Material Adverse Effect. The representation and warranty contained in this Section 2.15 does not apply to any Environmental Law (as defined in Section 2.16 hereof).

     2.16 Environmental Matters.  Except (i) as set forth in
Schedule 2.16 attached hereto and made a part hereof and (ii) in all cases as, in the aggregate have not and could not reasonably be expected to have a Material Adverse Effect, to Seller's knowledge: (a) each of the Companies is, and at all times has been, in compliance with all federal, state, local and foreign laws or any regulation, code, plan order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to the pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or waste (collectively, "Environmental Laws"); (b) each of the Companies is in compliance in all respects with all limitations, restrictions, conditions, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law; (c) each of the Companies has obtained all permits, licenses, certificates and other authorizations and approvals which are required to operate the Companies' businesses under any Environmental Laws (collectively, the "Environmental Permits") and is in compliance in all respects as required by the Environmental Permits, and all of the Environmental Permits are, and on the Closing Date will be, in full force and effect, and there does not exist as of the date of this Agreement, and on the Closing Date there will not exist, under any of the Environmental Permits or any compliance schedule, any default, event of default, or event which, with notice or lapse of time or both, would constitute an event of default; (d) except to the extent any of the Companies is required to notify governmental or regulatory authorities of the transactions contemplated by this Agreement or as required by any such governmental or regulatory authority to take any action, each of the Companies is able to transfer all Environmental Permits necessary for Buyers to continue, after the Closing, all operations relating in any way to the conduct of each of the Companies' businesses prior to the Closing; (e) each of the Companies has disposed of or arranged for disposal of hazardous waste or other material in a manner that would not reasonably be expected to result in imposition of liability under any Environmental Law; (f) no underground storage tanks exist or have existed in or on the real property of any of the Companies;
(g) no liens under Environmental Laws currently in effect exist with respect to the assets used in the business of any of the Companies or necessary for the conduct thereof; (h) there is no civil, criminal or administrative action, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or, threatened against any of the Companies relating in any way to Environmental Laws currently in effect;
(i) as of the date of this Agreement, none of the Companies is aware of nor has any Company received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against any of the Companies based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste;
(j) no part of any of the Companies' real property, excluding the structures erected thereon, but including the soil, subsoil, and groundwater, contains any asbestos, urea formaldehyde foam insulation or polychlorinated biphenyls ("PCBs"); and (k) no part of the structures erected on the real property of any of the Companies contain any asbestos or urea formaldehyde foam insulation.

     2.17 Tax Matters. For purposes of this Agreement, "Tax or Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, stamp, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof. Except as otherwise disclosed on Schedule 2.17 hereto, each Company has filed or been included in or will file or be included in all Tax Returns that it is required to file on or before the Closing Date. All Taxes owed by each Company (whether or not shown on any Tax Return) for periods, or portions of periods, ending on or before the Closing Date have been paid, except where the failure to pay would not have a Material Adverse Effect and except for such Taxes as are accrued for or reserved against on the Contract Net Worth Statement as adjusted through the Closing Date as reflected on the Actual Net Worth Statement. None of the Companies is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on
Schedule 2.17 hereto, none of the Companies is a party to any pending action or proceeding, nor, to Seller's knowledge, is any such action or proceeding threatened by any governmental authority, for the assessment or collection of any Taxes, and no claim for the assessment or collection of any Taxes has been asserted against any of the Companies, which has not been settled with all amounts due having been paid or is being contested in good faith. Each of the Companies has withheld, and will withhold prior to the Closing, proper and accurate amounts from employees of each of the Companies in compliance in all material respects with all withholding and similar provisions of any and all applicable federal, foreign, state, and local laws, statutes, codes, ordinances, rules and regulations.

     2.18 Permits and Approvals.  Except as set forth in Schedule
2.18 hereto, each Company has all permits, registrations, licenses, franchises, certifications, code approvals and other approvals (collectively, "Approvals") necessary to conduct its business, except for the absence of Approvals which would not have a Material Adverse Effect.

     2.19 Government Contracts.  Except as set forth in
Schedule 2.19 hereto, no Company has been, nor as a result of the consummation of the transactions contemplated by this Agreement (without giving any consideration to the identity of Tyco or Buyers) will it be, suspended or debarred from bidding on contracts or subcontracts for any agency of the United States Government including any subdivision thereof, or any state, county or municipal entity nor, to Seller's knowledge, has such suspension or debarment been threatened or action for suspension or debarment been commenced. Notwithstanding the foregoing, no representation or warranty is made in this Section 2.19 with respect to any Company's failure to be included in or removed from any of the aforementioned entities' specifications.

     2.20 Affiliate Contracts.  Except as set forth in
Schedule 2.20 hereto, there are no contracts between or among any of the Companies on the one hand, and Watts, Seller or any of their subsidiaries on the other.

     2.21 Brokers.  Except for Schroder Wertheim & Co.
Incorporated, the fees of which shall be paid by Watts, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Watts, Seller or any of their respective affiliates.

     2.22 Insurance. Schedule 2.22 hereto sets forth a complete and correct list and description of the policies of insurance in effect in accordance with their terms on the date hereof covering the assets and operations of each of the Companies. Except in connection with changes in insurance carriers in the ordinary course of business, none of the Companies has been denied insurance or suffered the cancellation of any insurance in the past five years.

     2.23 Product Warranty. All products sold, leased or delivered prior to the Closing Date by any of the Companies ("Company Products") have been in conformity with all applicable contractual commitments and all express warranties, except where the failure to conform would not have a Material Adverse Effect. The Companies do not have any warranty or backcharge liability for (and to Seller's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any Company giving rise to any such warranty or backcharge liability for) replacement or repair of Company Products in excess of the Companies' combined historical warranty and backcharge expense as a percentage of the Companies' combined trailing twelve-month sales. Schedule 2.23 hereto includes copies of the standard terms and conditions of sale for each Company (containing applicable guaranty, warranty and indemnity provisions), provided that no representation or warranty is made that such standard terms and conditions are used in every sales transaction of the Companies.

     2.24 Powers of Attorney. To Seller's knowledge, except as set forth in Schedule 2.24 hereto, there are no powers of attorney executed on behalf of any of the Companies.

     2.25 Bank Accounts; Safe Deposit Boxes. Schedule 2.25 hereto sets forth a complete and correct list of each account with any bank, trust company, securities broker or other financial institution with which any of the Companies has any account and all safe deposit boxes maintained by any of the Companies, and the name of each person authorized to draw thereon or to have access thereto.

     2.26 Guaranties. To Seller's knowledge, except as set forth in Schedule 2.26 hereto, none of the Companies is a guarantor for any liability or obligation (including indebtedness) of any third party.

     2.27 Certain Business Relationships with the Companies.
Except as set forth in Schedule 2.27 hereto, none of the directors or officers of Seller, Watts or any of the Companies, is or has been involved in any business arrangement or relationship with any of the Companies within the past 12 months.

     2.28 Restrictions on Business Activities. Except for this Agreement or as set forth in Schedule 2.28 hereto, to Seller's knowledge, there is no agreement, judgment, injunction, order or decree of any nature binding upon any of the Companies which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of any of the Companies, acquisition of property by any of the Companies, or the conduct of business by any of the Companies as currently conducted by any of the Companies.

     2.29 Non-Foreign Status. Seller is not a foreign person within the meaning of Section 1445(f) of the Code.

     2.30 Tianjin Tanggu Watts Valve Company Ltd.

          (a) Seller is a holder of sixty percent (60%) of the interest in an equity joint venture limited liability company in the People's Republic of China ("PRC") established on June 27, 1994 known as the "Tianjin Tanggu Watts Valve Company Limited" ("TTWVC") and formed in accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment."

          (b)  Seller has entered into a Technology License
Contract dated June 27, 1994, with TTWVC providing for, among other things, the grant of a non-exclusive license to TTWVC to use Licensed Know-How (as hereinafter defined).

          (c) Except as may be provided for by the laws, regulations and dictates of the government of the PRC, Seller has general management authority over TTWVC, which includes, but is not limited to, the control over the use by TTWVC of Licensed
Know-How.

          (d) Technical knowledge which pertains to the design, manufacture, marketing and application of certain products generally identified on Schedule 2.30 attached hereto was licensed to TTWVC (the "Licensed Know-How") by Seller pursuant to the Technology License Contract referenced in clause (b) above.

          (e) TTWVC is currently only using that Pratt portion of the Licensed Know-How relating to the "E-Lok" seat design (the subject of expired U.S. Patent No. 3,958,314, issued May 25,
1976) and to AWWA flanged butterfly valves.

          (f) Except with respect to the Licensed Know-How relating to the (i) "E-Lok" seat design, (ii) AWWA flanged butterfly valves, which will only be used by TTWVC to satisfy orders from Pratt pursuant to the supply agreement contemplated by Section 3.4(c) hereof and (iii) non-Pratt related products, TTWVC neither currently uses nor currently has any plans or intentions to use in the future any of the Pratt related Licensed Know-How, subject to the PRC government's regulatory approval in connection with the modification of the Technology License Agreement as specified in Section 3.4(d) hereof.

          (g) Seller has entered into a Trademark License Contract dated June 27, 1994 with TTWVC providing for, among other things, the grant of a non-exclusive license to TTWVC of the "Pratt" and "Triton" marks, which are either registered in the PRC in the name of Seller or for which applications have been filed in the PRC in the name of Seller ("PRC Trademarks"). The PRC Trademarks applications are pending in the PRC, and subject to and following receipt of the PRC government's regulatory approval in connection with the modification of the Trademark License Contract as specified in Section 3.4(d) hereof, such pending applications or then registered PRC Trademarks shall be assigned to Pratt as specified in Section 3.4(d) hereof. The PRC Trademarks are not currently part of the Intellectual Property Rights subject to Section 2.9 hereof. TTWVC neither currently uses nor currently has any plans or intentions to use in the future any of the PRC Trademarks or the "Pratt" or "Triton" marks, subject to the PRC government's regulatory approval in connection with the modification of the Trademark License Contract as specified in Section 3.4(d) hereof.

     2.31 Jones' Payments. To Seller's knowledge, all payment obligations of Jones to Houston Jones Locke and Joan Tiberg are as set forth on Schedule 8.7 hereto.

SECTION 3.     COVENANTS OF SELLER AND WATTS

     3.1 Making of Covenants and Agreements. Seller and Watts each hereby makes the covenants and agreements set forth in this
Section 3.

     3.2  Conduct of Business Prior to the Closing.

          (a) Unless Buyers otherwise agree in writing and except as otherwise set forth herein or in the Schedules hereto, between the date of this Agreement and the Closing Date, Seller will (i) cause the Companies to conduct their respective businesses only in the ordinary course, (ii) use commercially reasonable efforts to preserve substantially intact the business organization of the businesses of the Companies, (iii) use commercially reasonable efforts to keep available to Buyers the services of the present officers and key employees of the Companies and (iv) use commercially reasonable efforts to preserve the current relationships of the Companies with their respective customers, suppliers and distributors.

          (b) Unless Buyers otherwise agree in writing and except as expressly provided in this Agreement or in the Schedules hereto, between the date of this Agreement and the Closing Date, Seller will cause each Company to:

               (i) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

               (ii) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others except in the ordinary course of business, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

               (iii) refrain from amending its charter and by-laws or making any changes to its authorized or issued capital stock;

               (iv) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

               (v) refrain from establishing or increasing any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plans, or otherwise increase the compensation payable to or to become payable to the officers or key employees of such Company, as applicable, except in any case described above in the ordinary course of business or as may be required by law;

               (vi) except for a collective bargaining agreement with respect to employees of Jones, the essential terms and negotiation parameters of the impending contract renewal for which are described in Schedule 3.2(b)(vi) hereto, refrain from entering into any employment agreement with any of the employees of such Company, as applicable;

               (vii) refrain from severing or terminating any management or executive employee of any of the Companies except for cause in the ordinary course of business;

               (viii)    refrain from making any significant
change in the nature or organization of its business;

               (ix) refrain from making any change in its accounting methods or practices other than such changes required to be implemented under United States generally accepted accounting principles or, in the case of Barber and EBCO, accounting conventions, standards, principles and practices generally accepted in the United Kingdom;

               (x) refrain from discontinuing or ceasing to operate any part of its business; and

               (xi) refrain from entering into an agreement or understanding, whether in writing or otherwise, to do any of the foregoing.

     Notwithstanding anything herein to the contrary, Seller may, in its sole discretion, prior to the Closing, take actions necessary to cause the liabilities identified on Schedule 3.2A attached hereto (the "Retained Liabilities") to be transferred out of the Companies or otherwise paid, discharged or satisfied.

     3.3 Consents and Approvals. Except as otherwise provided in this Agreement, Seller shall use commercially reasonable efforts to obtain all necessary authorizations, orders, consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby. As soon as practicable after the date hereof, except as otherwise provided in this Agreement, Seller shall make or file all filings, document submissions, applications, statements and reports to all foreign, federal or state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby. Seller agrees to make an appropriate filing of the Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder ("HSR Act") with respect to the transactions contemplated hereby within five business days after the date hereof and to supply promptly any additional information and documentation that may be requested pursuant to the HSR Act. Seller will request early termination of the waiting period under the HSR Act. Seller shall promptly inform Buyers of any inquiries or communications from or to such governmental agencies and provide copies of any written communications relating thereto. Notwithstanding anything herein to the contrary, Seller shall in no event be required to make expenditures or divestitures or incur obligations (other than ordinary out-of-pocket expenditures) in order to secure consents and approvals to the transactions contemplated hereby, including, without limitation, under the HSR Act. Buyers' sole recourse in the event of a failure to obtain any such consents and approvals shall be either to waive the relevant condition to the extent permitted hereunder or to terminate this Agreement pursuant to the terms hereof. Seller shall not take any action which would have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

     3.4  Tianjin Tanggu Watts Valve Company Ltd.

          (a) Except as otherwise provided herein, Seller shall cause TTWVC not to use in any manner whatsoever the Pratt related
Licensed Know-How.

          (b) Prior to the Closing, Seller and Pratt will amend their Technology License Contract dated June 27, 1994 on mutually acceptable terms and conditions for the licensing by Pratt to Seller of the (a) "E-Lok" seat design for use in TTWVC products and (b) technology for AWWA flanged butterfly valves to be produced by TTWVC for Pratt pursuant to the supply agreement contemplated by clause (c) below.

          (c) Prior to the Closing, Seller shall cause TTWVC to enter into a supply agreement with Pratt on mutually acceptable terms and conditions by which Pratt may purchase AWWA flanged butterfly valve castings from TTWVC and will allow TTWVC to retain for the sole and exclusive benefit of Pratt the patterns and drawings used to manufacture such castings.

          (d)  Prior to the Closing, Seller shall use
commercially reasonable efforts to (i) modify its Technology License Contract with TTWVC so as to remove any Intellectual Property Rights or any other rights of any kind with respect to Pratt (except for Intellectual Property Rights relating to the "E-Lok" seat design and AWWA flanged butterfly valves as provided for herein), (ii) modify its Trademark License Contract with TTWVC to remove the license of the "Triton" and "Pratt" Chinese trademark applications or if then applicable, the trademark registrations, and (iii) obtain any necessary regulatory approvals in connection with such modifications. Notwithstanding the foregoing, Seller will not effect any of such modifications or approvals prior to Closing. Seller shall cause TTWVC to refrain from any use of the PRC Trademarks or the "Pratt" or "Triton" marks, subject to the PRC government's regulatory approval in connection with the modification of the Trademark License Contract as specified in Section 3.4(d) hereof. Promptly following receipt of appropriate PRC government approvals and modification of the Trademark License Contract between Seller and TTWVC, Seller shall assign to Pratt the pending "Triton" and "Pratt" Chinese trademark applications, or registrations, if then in existence.

          (e) Seller shall continue to use commercially reasonable efforts relating to the matters in subsection (d) above after the Closing for a commercially reasonable period of time.

     3.5 Availability of Records and Personnel. After the Closing, Watts and Seller shall make available, after prior written notice at any time during normal business hours, to Buyers and their affiliates as reasonably requested by any such party or any taxing authority all information, records or documents relating to the business of the Companies which may have been retained by Watts and/or Seller in respect of all periods prior to Closing and shall preserve all such information, records and documents until the later of six years after the Closing or the expiration of all statutes of limitations or extensions thereof. Watts and Seller shall also make available to Buyers and their affiliates, as reasonably requested by any such party, personnel responsible for preparing or maintaining such information, records and documents, both in connection with tax and employee benefit matters as well as litigation. Prior to destroying any records related to the businesses of the Companies as conducted prior to the Closing, Watts and Seller shall notify Buyers of their intent to destroy such records, and Seller and Watts will permit Buyers to retain any such records if they wish to do so.

     3.6  Non-Competition Agreement.  On or prior to the Closing
Date, Seller and Watts shall enter into a non-competition agreement with Tyco and Buyers substantially in the form attached hereto as Exhibit A.

     3.7 Further Action. Seller shall execute and deliver such documents and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

     3.8 Waiver of Preemptive Rights. Each of Watts, Seller and Barber, as the holders of the EBCO Shares and the Barber Shares, shall execute prior to Closing such waivers of preemptive rights as may be reasonably requested by Buyers with respect to the sale of the EBCO Shares and the Barber Shares pursuant to this Agreement.

     3.9 Use of Pratt Name. Except as otherwise provided in this Agreement and the agreements contemplated hereby, from and after the Closing neither Watts nor Seller shall, and Watts and Seller shall cause their respective affiliates not to, use the "Pratt," "Jones" or "EBCO" names (collectively, the "Company Names") in any manner in their respective businesses. Except as otherwise provided in this Agreement and the agreements contemplated hereby, Watts will and will cause each of its affiliates to, immediately following the Closing Date, remove or obliterate all the Company Names from their respective printed materials, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Company Name or any name, mark or logo similar thereto. Notwithstanding the foregoing, Watts and its affiliates may, for a period of 180 calendar days following the Closing Date, use any printed materials existing on the Closing Date that bear any Company Name or any name, mark or logo similar thereto, where the removal of any Company Name or any such similar name, mark or logo would be impractical; provided, however, that Watts shall place, or cause to be placed, a stamp, mark or other notation on any such item that identifies each Company as an affiliate or business of Tyco (and not of Watts or Seller) as soon as reasonably practicable after the Closing.

     3.10 Certain Filings. Without the prior written consent of Tyco, neither Watts, Seller nor any of their respective affiliates or representatives shall notify, make any filing with or otherwise communicate with the U.K. Office of Fair Trading with respect to the transactions contemplated hereby.

     3.11 Pratt Existence. Seller and Watts shall use commercially reasonable efforts to cause the Former Pratt Stockholders (as defined in Section 5.8 hereof) to waive the requirement under Section 1.10 of the Agreement and Plan of Merger dated as of August 22, 1991 by and among Watts, Pratt and the other parties named therein that Pratt maintain its corporate existence and be operated as a separate consolidated subsidiary.


SECTION 4.     REPRESENTATIONS AND WARRANTIES OF BUYERS AND TYCO.

     4.1  Representations and Warranties of Buyers and Tyco.
Each Buyer and Tyco represent and warrant to Seller and Watts as set forth in this Section 4.

     4.2 Organization and Authority. Mueller is a corporation duly organized and validly existing in good standing under the laws of the State of Illinois, U.K. Co. is a corporation duly organized and validly existing under the laws of England and Wales and Tyco is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Massachusetts and each has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mueller, U.K. Co. and Tyco, the performance by Mueller, U.K. Co. and Tyco of their respective obligations hereunder and the consummation by Mueller, U.K. Co. and Tyco of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Mueller, U.K. Co. and Tyco. This Agreement has been duly executed and delivered by Mueller, U.K. Co. and Tyco, and (assuming due authorization, execution and delivery by Watts and Seller) this Agreement constitutes a legal, valid and binding obligation of Mueller, U.K. Co. and Tyco enforceable against Mueller, U.K. Co. and Tyco in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.4 hereof and Schedule 4.4 hereto have been obtained or taken, the execution, delivery and performance by Mueller, U.K. Co. and Tyco of this Agreement and each agreement contemplated hereby to which Mueller, U.K. Co. and/or Tyco is a party do not and will not
(a) conflict with or violate any provision of the charter documents, memorandum and articles of association or by-laws, as amended, of Mueller, U.K. Co. or Tyco, (b) conflict with or violate any federal, state or local law, regulation or ordinance applicable to Mueller, U.K. Co. or Tyco or any order, writ, injunction or decree of any court or governmental instrumentality applicable to Mueller, U.K. Co. or Tyco or (c) result in any breach of, or constitute a default under, or result in any right of acceleration or termination of, any note, bond, mortgage, indenture, contract, agreement or instrument to which Mueller, U.K. Co. or Tyco is a party or by which any of the assets of Mueller, U.K. Co. or Tyco is bound, except as would not materially impair the ability of Mueller, U.K. Co. or Tyco to consummate the transactions contemplated by this Agreement.

     4.4 Consents. The execution and delivery by Buyers and Tyco of this Agreement and each agreement contemplated hereby to which Tyco and/or either Buyer is a party do not, and the performance of this Agreement and each such other agreement by Buyers and Tyco will not, require any notice to, filing with, authorization of, exemption by, or consent of, any person, entity or public or governmental authority except (a) as described in Schedule 4.4 hereto; (b) the notification requirements of the HSR Act and (c) where failure to obtain such consent, exemption or authorization or to make such notice of filing would not prevent Mueller, U.K. Co. or Tyco from performing their respective obligations under this Agreement and would not materially impair the ability of Mueller, U.K. Co. or Tyco to consummate the transactions contemplated hereunder.

     4.5 Litigation. There are no claims, actions, proceedings or investigations pending or, to the knowledge of each of Mueller, U.K. Co. and Tyco, threatened against any of Mueller, U.K. Co. or Tyco or any of the assets or properties of Mueller, U.K. Co. or Tyco before any court, arbitrator or administrative, governmental or regulatory authority or body which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Mueller, U.K. Co. or Tyco or to materially impair the ability of Mueller, U.K. Co. or Tyco to consummate the transactions contemplated by this Agreement.

     4.6 Private Placement. Each of Mueller, U.K. Co. and Tyco understands that (a) the offering and sale of the Shares hereunder is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (b) there is no existing pubic or other market for the Shares and there can be no assurance that Buyers will be able to sell or dispose of the Shares. The Shares are being acquired by Buyers for their own account and without a view to the public distribution of the Shares or any interest therein. Mueller understands and agrees that it may not sell or dispose of any of the Pratt Shares or the Jones Shares other than pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act.

     4.7 Brokers. Except for Donaldson, Lufkin & Jenrette, the fees of which shall be paid by Tyco, no broker, finder or investment broker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Tyco, Buyers or any of their affiliates.


SECTION 5.     COVENANTS OF BUYERS AND TYCO.

     5.1  Making of Covenants and Agreements.  Each Buyer and
Tyco hereby makes the covenants and agreements set forth in this
Section 5.

     5.2 Consents and Approvals. Buyers shall use commercially reasonable efforts to obtain all necessary authorizations, orders, consents and approvals to the performance of their obligations under this Agreement and the transactions contemplated hereby. As soon as practicable after the date hereof, Buyers shall make or file all filings, document submissions, applications, statements and reports to all foreign, federal or state government agencies or entities which are required to be made prior to the Closing Date by or on behalf of either Buyer pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby. Buyers agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five business days after the date hereof and to supply promptly any additional information and documentation that may be requested pursuant to the HSR Act. Buyers will request early termination of the waiting period under the HSR Act in connection with the transactions contemplated hereby. Tyco will pay all of its and Buyers' fees required under the HSR Act in connection with the transactions contemplated hereby, including the filing fees required under the HSR Act. Tyco shall promptly inform Seller of any inquiries or communications from any such governmental agencies and provide copies of any written communication relating thereto. Notwithstanding anything herein to the contrary, neither Tyco nor either Buyer shall in any event be required to make expenditures or divestitures or incur obligations (other than ordinary out-of-pocket expenditures) in order to secure consents and approvals to the transactions contemplated hereby, including, without limitation, under the HSR Act. Watts' and Seller's sole recourse in the event of a failure to obtain any such consents and approvals shall be either to waive the relevant condition to the extent permitted hereunder or to terminate this Agreement pursuant to the terms hereof. Neither Tyco nor Buyers shall take any action which would have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.

     5.3 Availability of Records and Personnel. After the Closing, Mueller, U.K. Co. and Tyco shall make available, after prior written notice at any time during normal business hours, to Watts, Seller and their respective affiliates as reasonably requested by any such party or any taxing authority all information, records or documents relating to the business of the Companies and related personnel in respect of all periods prior to the Closing and shall preserve all such information, records and documents until the later of six years after the Closing or the expiration of all statutes of limitations or extensions thereof. Tyco, Mueller and U.K. Co. shall also make available to Watts, Seller and their respective affiliates, as reasonably requested by any such party, personnel responsible for preparing or maintaining such information, records and documents, both in connection with tax and employee benefit matters as well as litigation. Prior to destroying any records related to the businesses of the Companies as conducted prior to the Closing, each of Tyco, Mueller and U.K. Co. shall notify Seller and Watts of its intent to destroy such records, and Tyco, Mueller and U.K. Co. will permit Seller and Watts to retain any such records if they wish to do so.

     5.4 Confidentiality. The terms of the letter agreement dated as of April 29, 1996 (the "Confidentiality Agreement") between Tyco and Schroder Wertheim & Co. Incorporated on behalf of Watts are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, or for a period of five (5) years from the date of this Agreement if the Closing does not take place for any reason.

     5.5 Use of Names. No interest in or right to use the name "Watts Industries", "Watts" or "Watts Europe" or any derivation thereof or any logo, trademark or trade name of Watts, Seller or any of their respective subsidiaries or affiliates (other than the Companies) (collectively, the "Retained Names and Marks") is being transferred to Buyers pursuant to the transactions contemplated hereby and any rights of the Companies to use such Retained Names and Marks shall terminate as of the Closing Date. Each Buyer will, immediately following the Closing Date, cause each Company to remove or obliterate all the Retained Names and Marks from their respective signs and printed materials, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto. Notwithstanding the foregoing, the Companies may, for a period of 180 calendar days following the Closing Date, use (consistent in all respects with the use thereof by the Companies prior to the Closing Date) any printed materials existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical; provided, however, that each Buyer shall place, or cause to be placed, a stamp, mark or other notation on any such item that identifies each Company as an affiliate or business of such Buyer (and not of Watts or Seller) as soon as reasonably practicable after the Closing.

     5.6 Further Action. Mueller, U.K. Co. and Tyco each shall execute and deliver such documents and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

     5.7 Insurance. Effective at 12:01 a.m. on the Closing Date, the Companies shall cease to be insured by the insurance policies of Watts, Seller and their respective affiliates. With respect to insurance coverage written on an "occurrence basis," neither Watts, Seller nor any of their respective affiliates will have any liability for occurrences which take place on or after 12:01 a.m. on the Closing Date.

     5.8 Pratt Matters. Unless waived be the former stockholders of Pratt entitled to waive such requirements (the "Former Pratt Stockholders"), (a) until October 1, 1996, Buyers and Tyco shall cause Pratt to maintain its corporate existence and Pratt shall be operated as a separate consolidated subsidiary of Mueller, (b) Buyers and Tyco shall assume the obligations of Pratt and Watts to make the contingent payment with respect to the period October 1, 1995 to September 30, 1996 and honor the audit rights of the Former Pratt Stockholders under Section 1.10 of the Agreement and Plan of Merger dated as of August 22, 1991 by and among Watts, Pratt and the other parties named therein and
(c) Buyers and Tyco shall execute such documents as may be reasonably requested by Watts to evidence the agreements contained in the foregoing clauses (a) and (b) and as reasonably required to obtain the necessary waiver and consent from the Former Pratt Stockholders to consummate the sale of the Pratt Shares contemplated hereby.

     5.9 Certain Filings. Without the prior written consent of Watts, neither Tyco, Buyers nor any of their respective affiliates or representatives shall notify, make any filing with or otherwise communicate with the U.K. Office of Fair Trading with respect to the transactions contemplated hereby.

     5.10 Non-Solicitation. For a period of two years after the Closing Date, without the prior written consent of Watts, neither Tyco, either Buyer nor any of their respective affiliates or representatives shall solicit to employ any of the current officers or employees of Watts with whom Tyco or Buyers or their respective affiliates or representatives have had contact during the course of the negotiation of this Agreement or the due diligence review by Tyco and Buyers in connection with this Agreement and the transaction contemplated hereby or who were specifically identified to Tyco or Buyers during the period of their investigation of the Companies, except that Tyco, Buyers and their respective affiliates shall not be precluded from hiring any such employee or officer who (a) initiates discussions regarding such employment without any direct or indirect solicitation by Tyco, Buyers or their respective affiliates or representatives, (b) responds to any advertisement placed by Tyco, Buyers or their respective affiliates or representatives or
(c) has been terminated by Watts prior to commencement of employment discussions between Tyco, Buyers or their respective affiliates or representatives and such employee or officer.


SECTION 6.     CONDITIONS

     6.1 Conditions to Obligations of Seller and Watts. The obligations of Seller and Watts to consummate the transactions contemplated by this Agreement shall be subject to fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of Buyers and Tyco contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made on and as of the Closing Date; the covenants and agreements to be performed and complied with by Buyers and Tyco hereunder on or prior to the Closing Date shall have been duly performed and complied with in all material respects and Watts shall have received a certificate, in form and substance reasonably satisfactory to Watts and its counsel, duly signed by the President or a Vice President of Tyco and each Buyer to the foregoing effect.

          (b) HSR Act Waiting Period. The applicable waiting period under the HSR Act shall have expired without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement or shall have been terminated earlier.

          (c) Opinion. Seller and Watts shall have received an opinion, in substance reasonably satisfactory to Seller and Watts, of counsel to Tyco and Mueller.

          (d)  Distributorship Agreement.  Pratt and Watts
Industries (Canada), Inc. shall have entered into a Distributorship Agreement substantially in the form attached hereto as Schedule 6.1(d).

          (e) No Action or Proceedings. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would in the reasonable judgment of Watts make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

          (f)  Proceedings Satisfactory to Watts.  All
proceedings to be taken by Buyers and Tyco in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Watts will be reasonably satisfactory in form and substance to Watts and its counsel.

     6.2 Conditions to Obligations of Buyers and Tyco. The obligations of Buyers and Tyco to consummate the transactions contemplated by this Agreement shall be subject to fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. The representations and warranties of Seller and Watts contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date; the covenants and agreements to be performed and complied with by Seller and Watts hereunder on or prior to the Closing Date shall have been duly performed and complied with in all material respects and Tyco shall have received a certificate, in form and substance reasonably satisfactory to Tyco and its counsel, duly signed by a President or Vice President of each of Watts and Seller to the foregoing effect.

          (b) HSR Act Waiting Period. The applicable waiting period under the HSR Act shall have expired without action by the Justice Department or the Federal Trade Commission to prevent consummation of this Agreement or shall have been terminated earlier.

          (c) No Actions or Proceedings. No action or proceeding by any court, administrative body or governmental agency shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, and which would, in the reasonable judgment of Tyco, make it inadvisable to consummate such transactions, and no law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

          (d) Resignations. Each director and officer of each Company shall have delivered to Tyco a duly executed resignation effective as of the Closing Date.

          (e) Proceedings Satisfactory to Tyco. All proceedings to be taken by Seller in connection with the consummation of the Closing on the Closing Date and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Tyco will be reasonably satisfactory in form and substance to Tyco and its counsel.

          (f)  License and Supply Agreements.    Pratt and Seller
shall have entered into the license agreement contemplated by
Section 3.4(b) hereof and Pratt and TTWVC shall have entered into the supply agreement contemplated by Section 3.4(c) hereof, in each case on mutually acceptable terms.

          (g) Opinion. Tyco and Buyers shall have received an opinion, in substance reasonably satisfactory to Tyco and Buyers, of counsel to Watts and Seller.

          (h)  Manufacturing Agreement.  Pratt and Watts
Regulator Co. shall have entered into a Manufacturing Agreement the material terms and conditions of which are described in
Schedule 6.2(h) attached hereto.


SECTION 7.     TERMINATION

     7.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:

          (a)  With the mutual consent of Tyco and Watts;

          (b) By either Watts or Tyco, if the Closing has not occurred on or before July 31, 1996, provided that the terminating party is not in material breach of this Agreement, subject to the further provisions of this Section 7.1(b). Notwithstanding any other provision of this Agreement to the contrary, if on or prior to July 31, 1996, all conditions set forth in Section 6 of this Agreement, other than those contained in Sections 6.1(b) and 6.2(b) have been satisfied or waived, Tyco and Watts shall each have the right, exercisable in their respective sole discretion, to extend the date set forth in the immediately preceding sentence to a date not later than October 1, 1996 (and the date after which either party may elect to terminate this Agreement provided that such party is not in material breach of this Agreement) on written notice to the other on or prior to July 31, 1996;

          (c) By Watts, provided that neither Watts nor Seller is in material breach of this Agreement, if (i) any of Buyers or Tyco is in material breach of this Agreement and such breach shall remain uncured for a period of fifteen (15) business days after Watts shall have given written notice of such breach to Tyco, (ii) Buyers or Tyco shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of fifteen (15) business days after Watts shall have given written notice thereof to Tyco, or (iii) at the Closing Date the condition in Section 6.1(a) shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Watts or Seller) and Seller shall not have waived such failure of satisfaction, noncompliance or nonperformance; and

          (d) by Tyco or Buyers, provided that none of Tyco or Buyers is in material breach of this Agreement, if (i) Seller or Watts is in material breach of this Agreement and such breach shall remain uncured for a period of fifteen (15) business days after Tyco shall have given written notice of such breach to Watts, (ii) Seller or Watts shall have explicitly or by conduct repudiated this Agreement and such repudiation shall have remained uncured for a period of fifteen (15) business days after Tyco shall have given written notice thereof to Watts, or (iii) at the Closing Date the condition in Section 6.2(a) shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Tyco or Buyers) and Tyco shall not have waived such failure of satisfaction, noncompliance or nonperformance.

     7.2 Effect of Termination. All obligations of the parties hereunder shall, without liability to any party, cease upon any termination pursuant to Section 7.1 except that (a) the provisions of Section 5.4 and Section 12.1 hereof shall survive any termination of this Agreement in any event and (b) nothing herein shall relieve any party from liability for any breach of this Agreement.


SECTION 8.     EMPLOYEES, PENSION AND OTHER BENEFIT PLANS.

     8.1 Bargaining Agreements. Subject to Section 3.2(b)(vi) hereof, Buyers shall assume the collective bargaining agreements covering employees of each of the Companies as of the Closing
Date.

     8.2 Employees. All employees of the Companies who are actively employed (including without limitation, employees who are on short-term disability or on workers' compensation) on the Closing Date and all individuals who are on an approved leave of absence from any Company on the Closing Date are referred to as "Subject Employees" for purposes of this Agreement. Buyers shall cause the Companies to continue the employment of each of their respective Subject Employees, as of the Closing Date, at a position which is comparable to the last position held by such Subject Employee immediately prior to the Closing Date (or, in the case of a Subject Employee on an approved leave of absence, continue such approved leave of absence as of the Closing Date), provided that Buyers shall not be subject to any ongoing employment obligation following the Closing Date except as may be required by law.

     8.3 Benefit Plans Assumed by Buyers. Each benefit program sponsored by Pratt or Jones and each benefit program sponsored by Barber or EBCO (together, the "Company Plans"), and that portion of each benefit program sponsored by Watts which covers employees (or former employees) of Pratt or Jones (or their dependents), are listed in Schedule 8.3 hereto. Buyers shall, in respect of Subject Employees, former employees of the Companies and their spouses, dependents and beneficiaries, maintain or cause the applicable Company to maintain, for a period of at least 60 days after the Closing Date, each Company Plan in substantially the form it existed immediately prior to the Closing Date (if sponsored by a Company) or a comparable benefit program providing, in the aggregate, substantially similar benefits on substantially similar terms, but without any preexisting condition or waiting period requirements other than those applicable to a particular individual under a Company Plan as in existence immediately prior to the Closing Date. On and after the Closing Date, all benefits of the kind provided to Subject Employees, former employees of the Companies and their spouses, dependents or beneficiaries under Company Plans immediately prior to the Closing Date shall be provided, if at all, under benefit programs maintained by the Buyers and the Companies and not under any benefit program maintained by Watts or any affiliate of Watts. Neither Seller nor Watts shall have any responsibility to provide any benefit to any Subject Employee, former employee of any Company or any of their spouses, dependents or other beneficiaries pursuant to any Company Plan on or after the Closing Date (including any group health plan benefits required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code for any Subject Employee, any spouse, dependent or beneficiary of a Subject Employee or any individual who previously elected continued health coverage under any Company Plan prior to the Closing Date or who elects such coverage during an election period commencing prior to the Closing Date), and Buyers assume all such obligations and liabilities of Seller and Watts in existence on the Closing Date or accruing thereafter. The Companies shall hold appropriate reserves for incurred but unreported claims attributable to periods prior to the Closing Date under the self-funded medical, dental and vision programs sponsored by Pratt and the self-funded vision program sponsored by Jones, and shall have paid or reserved for all premiums due under fully insured U.S. Employee Programs (as defined in Section 2.13(j)(v) hereof) for such periods, in the Actual Net Worth Statement as of the Closing Date. Seller shall comply with the continuation coverage requirements with respect to group health plans under Part 6 of Subtitle B of Title I of ERISA and
Section 4980B of the Code for any Subject Employee or any spouse, dependent or beneficiary of a Subject Employee covered under Watts' Medical Indemnity Plan immediately prior to the Closing Date or any individual who elected continued health coverage under such plan prior to the Closing Date or who elects such coverage during an election period commencing prior to the Closing Date.

     8.4 Other Benefit Programs. Neither Seller nor Watts shall have any responsibility with respect to any Subject Employee, former employee of any Company or any of their spouses, dependents or beneficiaries to provide any benefit (i) under any Company Plan on or after the Closing Date or (ii) under any benefit program that is not a Company Plan unless such person's right to such benefit shall have accrued thereunder prior to the Closing Date. Buyers assume no responsibility to continue any such benefit program that is not a Company Plan. Seller shall retain responsibility for any workers' compensation claim arising out of an event occurring prior to the Closing Date and Buyer shall be responsible for any workers' compensation claim arising out of an event occurring on or after the Closing Date.

     8.5 401(k) Plan. Watts shall fully vest all Subject Employees of the Companies participating in the Watts Industries, Inc. 401(k) Savings Plan (the "Watts 401(k) Plan") in their respective account balances as of the Closing Date and shall offer all Subject Employees the opportunity to elect immediate lump sum distributions (subject to spousal consent where appropriate). Buyers shall make all commercially reasonable efforts to offer rollover treatment to all such lump sum distributions (to the extent they constitute "eligible rollover distributions") under a qualified defined contribution plan of Buyers, in respect to Subject Employees who are employed by Buyers (or a Company) as of the date such rollover is requested by each such Subject Employee, including the receipt of outstanding participant loan notes by direct transfer from the trustees of the Watts 401(k) Plan.

     8.6 Bonus Reserves. Each Company shall hold appropriate reserves for payments of bonuses under the Watts' Executive
Incentive Bonus Plan, as amended, for the fiscal year ending June
30, 1996.

     8.7 Payments to Mr. Jones. Watts shall continue to be responsible for all of the obligations to Wallace Jones under the consulting agreement among Seller, James Jones Company and Mr. Jones attached to Schedule 8.7 hereto, including without limitation, the payments required to be made under Section 3 of such consulting agreement. Buyers shall be responsible for all obligations of Jones to Houston Jones Locke and Joan Tiberg, including the payment obligations set forth in Schedule 8.7 hereto.

     8.8 Stock Option Plan. No employee of any of the Companies currently has any rights under the Watts' 1986 Incentive Stock
Option Plan, as amended, or any other of Watts' stock-based compensation plans.

     8.9 Annual Reports. Seller shall reimburse Buyers for a proportional share of the reasonable third party costs incurred in connection with the preparation and filing of any IRS Form 5500, Annual Return/Report of Employee Benefit Plan, or PBGC
Form 1, and all schedules required to be attached to either of the foregoing, for the plan year of any U.S. Employee Program (as defined in Section 2.13 hereof) which ends coincident with or first following the Closing Date. The share of costs to be paid by Seller pursuant to the preceding sentence with respect to any U.S. Employee Program shall be the product of (i) the reasonable third party costs incurred by Buyers and the Companies after the Closing Date and (ii) a fraction, the numerator of which is the number of calendar months preceding the Closing Date in the relevant plan year and the denominator of which is 12.


SECTION 9.  TAX MATTERS

     9.1  Tax Indemnities.

          (a) Except to the extent Taxes are accrued for or reserved against on the Actual Net Worth Statement and except for any Taxes assessed upon audit by a governmental authority that result from a timing difference that will reverse in a period subsequent to the Closing Date, Watts shall indemnify and hold harmless Tyco, Buyers and the Companies (i) for any and all Taxes of the Companies with respect to all taxable periods of the Companies ending on or prior to the Closing Date, (ii) all Taxes allocated to Seller pursuant to Section 9.1(b) hereof, and (iii) any losses, damages, assessments, settlements, judgments or reasonable costs and expenses, with respect to all taxable periods of the Companies ending on or prior to the Closing Date, arising out of or incident to the imposition, assessments or assertion of any such Taxes, including those incurred in connection with the assertion or defense of any claim or assessment for such Taxes (collectively, "Other Amounts").

          (b) If, with respect to any Tax, the taxable period of any Company does not terminate on the Closing Date, the Tax (whether based on income, capital, ownership of property or otherwise) attributable to the taxable period of such Company that includes the Closing Date shall be allocated to (i) Seller for the period up to and including the Closing Date (in excess of amounts previously paid plus reserved therefor on the Actual Net Worth Statement), and (ii) Buyers for the period subsequent to the Closing Date (plus amounts reserved therefor on the Actual Net Worth Statement). Tyco shall indemnify and hold harmless Watts, Seller and their respective affiliates with respect to all Taxes allocated to Buyers or Tyco pursuant to this Section 9.1(b) and all Other Amounts with respect to such Taxes or related thereto. For purposes of this Section 9.1(b), Taxes for the period up to and including the Closing Date shall be determined on the basis of a closing of the books as of the Closing Date, except that any such tax imposed annually based on ownership of assets on a particular date, or similar tax shall be prorated to the period prior to and including the Closing Date and the period thereafter.

          (c) After the Closing Date, Tyco, Buyers and the Companies shall indemnify and hold harmless Watts and its affiliates against all Taxes imposed on or with respect to the Companies with respect to any taxable period or portion thereof that begins on or after the Closing Date and all Other Amounts with respect to such Taxes or related thereto.

          (d) Payment by the indemnitor of any amount due under this Section 9.1 shall be made within fifteen days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority or other person is due. In the case of a Tax that is properly contested, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court unless payment is required prior to a final determination.

          (e)  Indemnification by Watts pursuant to
Section 9.1(a) and indemnification by Tyco, Buyers and the Companies pursuant to Sections 9.1(b) and 9.1(c) shall each be limited to the amount of liability that remains after deducting therefrom any Tax Benefit (as defined in Section 11.6 hereof) to the indemnified party or any of its affiliates, but indemnification by Watts pursuant to Section 9.1(a) shall not in any event be subject to the Buyer Basket Amount (as defined in Section 11.2(b) hereof).

     9.2  Refunds and Tax Benefits.

          (a) Tyco or Buyers shall pay to Watts any refund (including any interest paid or credited with respect thereto) received by Tyco or Buyers or their respective affiliates of Taxes of the Companies (i) relating to taxable periods or portions thereof ending on or before the Closing Date, except to the extent included on the Actual Net Worth Statement or as the result of net operating loss carrybacks from the post-closing period or assessed upon audit by a governmental authority as a result of a timing difference that will reverse itself in a period subsequent to the Closing Date, or (ii) attributable to an amount paid by Watts under Section 9.1(a) hereof. Tyco and Buyers shall, if Watts so requests and at Watts' expense, and provided Tyco, Buyers, their affiliates and the Companies will not be adversely affected, cause the relevant entity to file for and obtain a refund to which Watts is entitled under this Section 9.2(a).

          (b) Watts shall pay to Tyco any refund (including any interest paid or credited with respect thereto) received by Watts or its affiliates of Taxes of the Companies (i) relating to taxable periods or portions thereof beginning on or after the Closing Date or (ii) attributable to an amount paid by Tyco or Buyers under Sections 9.1(b) or 9.1(c) hereof. Watts shall, if Tyco so requests and at Tyco's expense, and provided Watts, Seller and their affiliates will not be adversely affected, cause the relevant entity to file for and obtain a refund to which Tyco or Buyers are entitled under this Section 9.2(b).

     9.3  Contests.

          (a) After the Closing, Tyco shall promptly notify Watts in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on Tyco, either Buyer or any of the Companies which, if determined adversely would be grounds for indemnification under
Section 9.1. Such notice shall contain factual information (to the extent known to Tyco, Buyers and the Companies) describing the asserted Tax liability.

          (b) Watts may elect to direct, through advisers of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under
Section 9.1(a) (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If Watts elects to direct a Contest, it shall within 30 calendar days of receipt of the notice of asserted Tax liability provided for in Section 9.3(a) notify Tyco of its intent to do so, and Tyco and Buyers shall cooperate and shall cause the Companies to cooperate in each phase of such Contest.

     9.4 Preparation of Tax Returns. Watts shall prepare and file all Tax Returns relating to the Companies for any Tax period ending on or prior to the Closing Date. Such Tax Returns shall be prepared on a basis consistent with prior practice. With respect to any Tax Returns for which Watts has filing responsibility pursuant to the preceding sentence, the Companies will be included in the consolidated, combined or unitary Tax Returns of Watts or an affiliate of Watts on a basis consistent with prior tax years unless a different treatment is required by an intervening change in law. Tyco and Buyers shall prepare and timely file or cause the Companies to prepare and timely file all Tax Returns for which Watts is not responsible pursuant to this
Section 9.4.

     9.5 Cooperation and Exchange of Information. Watts and Tyco will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers, and other documents relating to rulings or other determinations by taxing authorities. Each party shall reasonably make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all Tax Returns, schedules and work papers and all material records or other documents relating to Tax matters of each of the Companies for its respective taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, or (b) six years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 9.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

     9.6 Transfer Taxes. Tyco and Buyers hereby assume liability for and shall pay all sales, transfer, stamp and similar taxes, duties and fees incurred in connection with the transfer of the Barber Shares as contemplated hereby. Tyco agrees to indemnify Watts, Seller and their respective affiliates from and against any and all liabilities, losses, damages, claims, expenses, interest, awards, judgments and penalties (including without limitation reasonable attorney's and consultant's fees and expenses) incurred by Watts, Seller or any of their respective affiliates as a result of the failure of Tyco or Buyers to make timely or full payment of such taxes, duties and fees.

     9.7  Miscellaneous.

          (a) The parties agree to treat all payments made by one party to the other party under this Section 9 and under
Section 11 hereof as adjustments to the Purchase Price for Tax purposes.

          (b)  Except as expressly provided otherwise, this
Section 9 shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

          (c) For purposes of this Section 9, all references to Tyco, Buyers, Watts, Seller and the Companies include successors thereto.

          (d) The representations, warranties, covenants and agreements of the parties hereto contained in Section 2.17 hereof and in this Section 9 shall survive the Closing and shall remain in full force and effect until 60 days after the expiration of all statutes of limitations with respect to any Taxes that would be indemnifiable by Watts under Section 9.1(a) or by Buyers, Tyco and the Companies under Sections 9.1(b) or 9.1(c).

          (e) Each of the parties hereto agrees that it shall not make any election under Section 338(h)(10) of the Code, or under any analogous provisions of state or local law, with respect to the purchase of the Pratt Shares, the Jones Shares or the Barber Shares.


SECTION 10.  SURVIVAL OF REPRESENTATIONS, WARRANTIES,
           COVENANTS AND AGREEMENTS                           .

     All representations, warranties, covenants and agreements herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party pursuant to this Agreement are material, shall be deemed to have been relied upon by the other party and shall survive the Closing and shall not merge in the performance of any obligation by either party hereto, subject to the limitations set forth in Sections 9 and 11 hereof. Notwithstanding the immediately preceding sentence or anything contained in this Agreement to the contrary, in the event the Closing takes place, no party shall have any liability to any other party with respect to the breach of any representation, warranty, covenant or agreement of which such breach such other party had actual knowledge prior to the Closing (for purposes of this sentence, "actual knowledge" of each party shall be deemed to include, without limitation, knowledge of all matters disclosed in the Schedules to this Agreement).


SECTION 11.  INDEMNIFICATION.

     11.1 Indemnification by Watts. Subject to the terms and conditions of this Agreement, Watts agrees from and after the Closing to defend, indemnify and hold Tyco, Mueller, U.K. Co., each Company, their affiliates and their respective officers, directors, employees and agents (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) (collectively, "Claims"), whether or not arising out of third-party claims, and including all amounts paid in investigation, defense or settlement of the foregoing, based upon, arising out of, by reason of or otherwise in respect of or in connection with (a) any breach of any representation or warranty of Seller or Watts contained in or made pursuant to this Agreement and (b) any breach by Seller or Watts of any covenant or agreement of Seller or Watts contained in or made pursuant to this Agreement; provided that the sole remedy for any breach of Section 2.17 hereof shall be as set forth in Section 9 hereof and (c) the Retained Liabilities. (Claims described in clauses (a), (b) and
(c) are collectively referred to as "Buyer Claims").

     11.2 Limitations on Indemnification by Watts.  The right of
Buyer Indemnified Parties to indemnification under Section 11.1 hereof shall be subject to the following provisions:

          (a) No Buyer Claim may be asserted nor any action commenced against Watts with respect thereto unless written notice of such Buyer Claim or action describing in detail the facts and circumstances of the subject matter of such Buyer Claim or action is received by Watts on or prior to the second anniversary of the Closing Date; provided, however, that a Buyer Claim may be asserted and an action commenced against Watts to the extent such Buyer Claim (i) involves fraud, intentional misrepresentation or title to the Shares or arises under clause
(c) of Section 11.1 hereof, until the date immediately following the termination of the applicable statute of limitations relating thereto, if any or (ii) is based upon a breach of Section 2.16 hereof, until the fourth anniversary of the Closing Date.

          (b) No indemnification shall be payable to Buyer Indemnified Parties with respect to Buyer Claims unless the total amount of all Buyer Claims shall exceed $500,000 in the aggregate (the "Buyer Basket Amount"), whereupon only the amount of Buyer Claims in excess of the Buyer Basket Amount shall be recoverable in accordance with the terms hereof; provided, however, that the Buyer Basket Amount shall not apply to (and the Buyer Indemnified Parties shall be entitled to dollar for dollar recovery with respect to) a Buyer Claim to the extent such Buyer Claim (i) is based upon a breach of Sections 2.2, 2.3, 2.5, 2.14 or 2.21 hereof or (ii) arises under clause (c) of Section 11.1 hereof.

          (c) Watts' aggregate liability under this Section 11 with respect to Buyer Claims shall not exceed fifty percent (50%) of the Purchase Price; provided, however, that such limitation shall not apply to a Buyer Claim to the extent such Buyer Claim
(i) is based upon a breach of Sections 2.2, 2.3, 2.5, 2.14 or
2.21 hereof or (ii) arises under clause (c) of Section 11.1 hereof.

          (d) Notwithstanding anything herein to the contrary, Watts shall not be obligated to provide any indemnification under
Section 11.1 hereof with respect to, and shall not otherwise be liable for, any matter of which Tyco or either Buyer had actual knowledge prior to the Closing (for purposes of this sentence, "actual knowledge" of each party shall be deemed to include, without limitation, knowledge of all matters disclosed in the Schedules to this Agreement).

          (e) Indemnification by Watts pursuant to Section 11.1 hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom (and the aggregate amount of Buyer Claims for purposes of determining the Buyer Basket Amount above shall be reduced by the amount of) (i) any Tax Benefit (as defined in Section 11.6 hereof) to Buyers or Tyco or any of their affiliates and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Buyers or Tyco or any of their affiliates from any third party with respect thereto.

          (f) Each Buyer and Tyco hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 11 and in Section 9 hereof; provided that each Buyer and Tyco shall have the right to pursue any and all remedies which they may have, whether at law or in equity, in the event of a breach of Sections 3.4, 3.5, 3.6, 3.7 or 3.9 hereof. In furtherance of the foregoing, each Buyer and Tyco hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it (or, after the Closing, any of the Companies) may have against Watts, Seller or their respective officers, directors, employees, agents, representatives and affiliates relating to the subject matter of this Agreement.

          (g) Notwithstanding anything to the contrary contained in this Agreement, Watts shall have no liability under any provision of this Agreement for and in no event shall the Buyer Basket Amount be applied to: (i) any liabilities or damages to the extent that such liabilities or damages result from or arise out of actions taken by either Buyer or Tyco, any of the Companies or any of their respective affiliates after the Closing Date or (ii) any consequential damages. Tyco and Buyers shall take and shall cause the Companies to take all commercially reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages.

          (h) Notwithstanding anything to the contrary contained in this Agreement, to the extent that a Buyer Claim relates to a breach of any representation or warranty contained in Sections 1.3(b) or 1.7 hereof, such Buyer Claim may not be asserted nor any action commenced against Watts with respect thereto after the date on which the Actual Net Worth Statement is finally determined as provided in Section 1.4.4 hereof, and on or prior to such date the sole remedy for any such Buyer Claim shall be an appropriate adjustment to the relevant amounts to be set forth on the Actual Net Worth Statement.

     11.3 Indemnification by Tyco. Subject to the terms and conditions of this Agreement, Tyco agrees from and after the Closing to defend, indemnify and hold Watts, Seller, each of their respective affiliates and persons serving as officers, directors, employees or agents of Watts, Seller or such affiliates (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any and all Claims, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing, based upon, arising out of, by reason of or otherwise in respect of or in connection with (a) any breach of any representation or warranty of Buyers or Tyco contained in or made pursuant to this Agreement and (b) any breach by Buyers or Tyco of any covenant or agreement of Buyers or Tyco contained in or made pursuant to this Agreement. (Claims described in clauses (a) and (b) are collectively referred to as "Seller Claims").

     11.4 Limitations on Indemnification by Tyco.  The right of
Seller Indemnified Parties to indemnification under Section 11.3 hereof shall be subject to the following provisions:

          (a) No Seller Claim may be asserted nor any action commenced against Tyco with respect thereto unless written notice of such Seller Claim or action describing in detail the facts and circumstances of the subject matter of such Seller Claim or action is received by Tyco on or prior to the second anniversary of the Closing Date; provided, however, that a Seller Claim may be asserted and an action commenced against Tyco if such Seller Claim (i) is based on a breach of Section 5.3, 5.4 or 5.5 hereof, until the applicable provision expires, or, if no expiration is specified in any such provision, until the date immediately following the termination of the applicable statute of limitations relating thereto, if any, or (ii) involves fraud or intentional misrepresentation, until the date immediately following the termination of the applicable statute of limitations relating thereto, if any.

          (b) Notwithstanding anything herein to the contrary, Tyco shall not be obligated to provide any indemnification under
Section 11.3 hereof with respect to, and shall not otherwise be liable for, any matter of which Watts or Seller had actual knowledge prior to the Closing (for purposes of this sentence, "actual knowledge" of each party shall be deemed to include, without limitation, knowledge of all matters disclosed in the Schedules to this Agreement).

          (c) Indemnification by Tyco pursuant to Section 11.3 hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any Tax Benefit to Watts or any of its affiliates and (ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by Watts or any of its affiliates from any third party with respect thereto.

          (d) Watts and Seller hereby acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section 11 and in Section 9 hereof; provided that Seller and Watts shall each have the right to pursue any and all remedies which it may have, whether at law or in equity, in the event of a breach of Sections 5.3, 5.4, 5.5, 5.6, 5.8 or 5.10 hereof. In furtherance of the foregoing, Watts and Seller each hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have against Tyco, Buyers, the Companies or their respective officers, directors, employees, agents, representatives and affiliates relating to the subject matter of this Agreement.

          (e) Notwithstanding anything to the contrary contained in this Agreement, Tyco shall have no liability under any provision of this Agreement for: (i) any liabilities or damages to the extent that such liabilities or damages result from or arise out of actions taken by Watts, Seller or any of their respective affiliates after the Closing Date or (ii) any consequential damages. Watts and Seller shall take all commercially reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages.

     11.5 Notice; Defense of Claims.

          (a) Notice of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party (Tyco with respect to claims by Seller Indemnified Parties and Watts with respect to claims by Buyer Indemnified Parties), but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

          (b) Third Party Claims. With respect to third party claims, if within forty-five (45) days after receiving the notice described in paragraph (a) above the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party and the indemnifying party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnified party shall cooperate in all reasonable respects, at the indemnifying party's request, with the indemnifying party and its attorneys in the investigation, trial and defense of such claim, liability or expense and any resulting suit, proceeding or enforcement action and any appeal therefrom. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

          (c) Non-Third Party Claims. With respect to non-third party claims, if within forty-five (45) days after receiving the notice described in paragraph (a) above the indemnifying party does not give written notice to the indemnified party that it contests such indemnity, the amount of indemnity payable for such claim shall be as set forth in the indemnified party's notice.
If the indemnifying party provides written notice to the indemnified party within such 45-day period that it contests such indemnity, the parties shall attempt in good faith to reach an agreement with regard thereto.

     11.6 Tax Benefits. As used herein, the term "Tax Benefit" shall mean the foreign, Federal, state and local income tax savings that have resulted or would reasonably be likely to result, if claimed, from any tax deduction or tax credit that
(i) the indemnified party is entitled to claim in accordance with applicable law (without regard to the entitlement of such indemnified party to any indemnification payment pursuant to the terms of this Section 11) on a foreign, Federal, state or local income tax return filed for the tax year of the relevant Company in which the Claim is paid or incurred and (ii) is directly attributable to such Claim. It shall be assumed that the indemnified party is subject to the maximum marginal foreign, Federal, state and local tax rates for a corporation doing business in the principal jurisdiction where the Company to which the Tax Benefit relates does business, unless the indemnified party's independent certified public accountant certifies that such indemnified party is subject to a different rate, in which case such different rate shall apply.


SECTION 12.  MISCELLANEOUS.

     12.1 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, including without limitation the fees and expenses of any finder or broker engaged by such party.

     12.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws principles.

     12.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid or acknowledgment of receipt. All notices and payments to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO SELLER OR WATTS: WATTS INDUSTRIES, INC.
                    815 Chestnut Street
                    North Andover, MA  01845
                    Attention:  David A. Bloss, Sr., Executive
Vice President
                    FAX: (508) 688-5841

With copies to:     WATTS INDUSTRIES, INC.
                    815 Chestnut Street
                    North Andover, MA  01845
                    Attention:  Suzanne M. Zabitchuck, Esq.,
Corporate Counsel
                    FAX:  (508) 688-5841

                    and

                    Goodwin, Procter & Hoar  LLP
                    Exchange Place
                    Boston, MA  02109
                    Attention: Robert P. Whalen, Jr., Esq.
                    FAX: (617) 523-1231

TO BUYERS OR TYCO:  TYCO INTERNATIONAL LTD.
                    One Tyco Park
                    Exeter, NH 03833
                    Attention: General Counsel
                    FAX: (603) 778-7700


With copies to:     MUELLER CO.
                    500 West Eldorado Street
                    P.O. Box 671
                    Decatur, IL 62525-1808
                    Attention:  President
                    FAX: (217) 425-7382

                    TYCO VALVES LIMITED
                    Victoria Road
                    Leeds LS11 5UG
                    United Kingdom
                    Attn: Graham Latham
                    Fax: 44 113 2442055

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     12.4 Guaranty of Obligations. In order to induce Tyco and Buyers to enter into this Agreement and to consummate the transactions contemplated hereby, Watts shall enter into a guaranty substantially in the form attached hereto and made a part hereof as Schedule 12.4A guaranteeing the due performance by Seller of all of its obligations, undertakings, covenants and agreements set forth herein. In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Tyco shall enter into a guaranty substantially in the form attached hereto and made a part hereof as Schedule 12.4B guaranteeing the due performance by Buyers of all of their respective obligations, undertakings, covenants and agreements set forth herein.

     12.5 Waiver of Environmental Claims. Tyco and each Buyer acknowledge that the representations and warranties contained in
Section 2.16 hereof are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to environmental permits. No other representation contained in this Agreement shall apply to any such matters and no other representation or warranty, express or implied, is being made with respect thereto. From and after the Closing, Tyco and each Buyer hereby waive on its behalf and on behalf of its affiliates and their successors to the fullest extent permitted under applicable law, any claim or remedy otherwise available under any Environmental Law, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and any similar federal or state laws whether or not in existence on the date hereof, with respect to the Companies or any release or threatened release of hazardous materials associated with the Companies.

     12.6 Public Announcements. No party to this Agreement shall make any public announcements in respect hereof or the transactions contemplated hereby (including any disclosures or announcements required by law) or otherwise communicate with any news media without prior notification to the other parties, and the other parties shall cooperate as to the timing and contents of any such announcement.

     12.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     12.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     12.9 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein (including the Confidentiality Agreement) or contemplated hereby or delivered in connection with the transactions contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. Except as set forth in this Agreement and the Schedules and Exhibits attached hereto, Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Specifically, Tyco and each Buyer acknowledges having received from Watts, Seller and their representatives an offering memorandum and other information regarding the Companies in connection with the transactions contemplated hereby and Tyco and each Buyer each hereby represents and agrees that it is relying solely on the representations, warranties and covenants contained in this Agreement and the Schedules and Exhibits attached hereto in making its decision to purchase the Shares and is not relying in any respect upon such offering memorandum or other information.

     12.10 Projections. Tyco and Buyers have received from Watts and Seller and their representatives certain estimates, projections, forecasts, plans and budgets for the Companies (the "Projections"). Tyco and Buyers acknowledge that there are uncertainties inherent in the Projections, that Tyco and Buyers are familiar with such uncertainties, that Tyco and Buyers are taking full responsibility for making their own evaluation of the adequacy and accuracy of the Projections, and that neither Tyco nor either Buyer will assert any claim against Watts, Seller or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any such persons liable, with respect thereto.

     12.11 Assignability; Binding Effect. This Agreement shall only be assignable by either Buyer or Seller to a corporation or partnership controlling, controlled by or under common control with such Buyer or Seller upon written notice to Seller or Buyers, as applicable, provided that neither such Buyer nor Seller, as applicable, shall be relieved of any of its obligations under this Agreement by virtue of any such assignment. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, and permitted assigns.

     12.12 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

     12.13 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     12.14 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Watts, Tyco, each Buyer and Seller, or in the case of a waiver, the party waiving compliance.

     12.15 Consent to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a Massachusetts state court or federal court sitting in Boston, Massachusetts and each of the parties hereto hereby irrevocably submits to the exclusive jurisdictions of such courts in any such action or proceeding and irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     12.16 Currency Exchange Rates. For purposes of this Agreement, including without limitation for purposes of calculating Net Worth, Contract Net Worth, Estimated Net Worth and Actual Net Worth pursuant to Section 1.4 hereof, amounts denominated in a currency other than U.S. Dollars shall be converted to U.S. Dollars at the currency exchange rate for such foreign currency as published in the Wall Street Journal on the applicable date.

     12.17 Waiver of Jury Trial. EACH OF THE COMPANIES, BUYERS, SELLER, TYCO AND WATTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.18 Schedules. The information included in each Schedule hereto is hereby incorporated by reference into each other Schedule hereto, so that each representation and warranty contained herein shall be deemed to refer to and incorporate the information contained in all Schedules.

     12.19     Federal Law.  References in this Agreement to
"federal" laws shall be deemed to include any national laws, to the extent applicable.



     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in Exeter, New Hampshire as of the date set forth above by their duly authorized representatives.

                              TYCO:

                              TYCO INTERNATIONAL LTD.


                              By:
                                 Name:
                                 Title:



                              BUYERS:

                              MUELLER CO.


                              By:
                                 Name:
                                 Title:



                              TYCO VALVES LIMITED


                              By:
                                 Name:
                                 Title:



                              SELLER:

                              WATTS INVESTMENT COMPANY


                              By:
                                 Name:
                                 Title:


                              WATTS:


                              WATTS INDUSTRIES, INC.



                              By:
                                 Name:
                                 Title:



         List of Schedules to Stock Purchase Agreement by and among Mueller Co. and Tyco Valves Limited, as Buyers,
             Watts Investment Company, as Seller,
                              and
       Watts Industries, Inc. and Tyco International Ltd.

     Except for Schedule 3.2A, Retained Liabilities, which is filed herewith, the following described Schedules to the Stock Purchase Agreement have been omitted from this Form 8-K, but a copy of any and all of such omitted Schedules will be furnished to the Commission upon request.

Schedule       Description

1.2            Purchase Price Allocation
1.4.1               Contract Networth Statement
1.6            Exceptions to U.S. GAAP and U.K. Accounting
Conventions, etc.
2              List of Seller's executive officers with actual
knowledge
2.3            Organization and Qualification of the Companies
2.7            Absence of Certain Changes since March 31, 1996
2.8            Contracts
2.9            Intellectual Property Rights
2.10           Real Properties
2.11           Litigation
2.12           Labor Matters
2.13           Employee Benefit Programs
2.14           Consents
2.15           Compliance with Laws
2.16           Environmental Matters
2.17           Tax Matters
2.18           Permits and Approvals
2.19           Government Contracts
2.20           Affiliate Contracts
2.22           Insurance
2.23           Product Warranty
2.24           Powers of Attorney
2.25           Bank Accounts
2.26           Guaranties
2.27           Certain Business Relationships with the Companies
2.28           Restrictions on Business Activities
2.30           Licensed Know-How
3.2A           Retained Liabilities (FILED HEREWITH)
3.2(b)(vi)          Jones union contract negotiations
4.4            Consents, approval, authorizations, etc.
6.1(d)         Distributorship Agreement
6.2(h)         Manufacturing Agreement
8.3            Benefit Plans Assumed by Buyers
8.7            Wallace Jones Consulting Agreement
12.4(A)        Form of Watts Guaranty
12.4(B)        Form of Tyco Guaranty









                                        Schedule 3.2A

                           RETAINED LIABILITIES

1.    Polybutylene pipe litigation as described in Schedule 2.11,
Item 2 in so far as such claims and litigation, whenever occurring, are related to Jones' products sold prior to the Closing.

2.    San  Gabriel Valley Superfund site as described in Schedule
2.16, Item 5.

3. Other than claims related to Item 1 above, all products liability claims and litigation with respect to products of the Companies based on occurrences prior to Closing excluding any claims and litigation relating solely to repair or replacement of the products.

4. All workers' compensation claims by current or a former employees of the Companies based on occurrences prior to Closing.

5. All claims or litigation relating to the Companies covered by general liability insurance coverage based on occurrences prior to Closing.

6.    An  agreement with Mr. Wallace Jones described in  Schedule
8.7.

7. Contingent earn-out payment due to former shareholders of Pratt for the period of October 1, 1995 to September 30, 1996 pursuant to Section 1.10 of the Agreement and Plan of Merger dated as of 8/22/91 by and among Watts, Pratt and the other parties named therein.